Exhibit 4.2
EXECUTION COPY
(1) PHILIP MORRIS INTERNATIONAL INC.
(2) HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

TRUST DEED
RELATING TO A EURO MEDIUM TERM NOTE
PROGRAMME

Part A Form of Global Registered Note	68

Part B Form of Individual Note Certificate	69

SCHEDULE 4 Provisions for Meetings of Noteholders	70

Execution Clauses	82

THIS TRUST DEED is made on 13 March 2009
BETWEEN:
(1)	PHILIP MORRIS INTERNATIONAL INC. (the “Issuer”); and

(2)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).
WHEREAS
(A)	The Issuer has authorised the establishment of a Euro Medium Term Note Programme pursuant to which the Issuer may issue from time to time Notes as set out herein (the “Programme”).

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.
NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Trust Deed the following expressions have the following meanings:

“Agency Agreement” means, in relation to the Notes of any Series, the agreement dated 13 March 2009 appointing the initial Paying Agents, the Registrar, the Calculation Agent and the Transfer Agents in relation to such Series and any other agreement for the time being in force appointing Successor paying agents or a Successor registrar or a Successor calculation agent or Successor transfer agents in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;

“Agents” means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents, the Registrar, the Calculation Agent, the Transfer Agents, or any of them;

“Appointee” means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed;

“Authorised Signatory” means any Director of the Issuer or any other person or persons notified to the Trustee by any such Director as being an Authorised Signatory pursuant to sub-clause 6.1.14 (Authorised Signatories);

“Bearer Note” means a Note issued in bearer form;

“Calculation Agent” means, in relation to the Notes of any Series, the Principal Paying Agent or such other Person specified in the relevant Final Terms as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Final Terms;
“CGN Permanent Global Note” means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the new global note form is not applicable;

“CGN Temporary Global Note” means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the new global note form is not applicable;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Common Safekeeper” means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;

“Conditions” means:
(a)
in relation to the Bearer Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Bearer Notes of such Series, in the form set out in Schedule 1 (Terms and Conditions of the Notes) hereto or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms relevant to such Series and includes (without limitation) any Special Conditions, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Bearer Notes of such Series accordingly;

(b)
in relation to the Registered Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Note Certificates in respect of such Series, in the form set out in Schedule 1 (Terms and Conditions of the Notes) hereto or in such other form, having regard to the terms of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms relevant to such Series, and includes (without limitation) any Special Conditions as any of the same may from time to time be modified in accordance with the provisions of this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Registered Notes of such Series accordingly;

“Contractual Currency” means, in relation to any payment obligations of any Notes, the currency in which that payment obligation is expressed and, in relation to Clause 11.1 (Remuneration), pounds sterling or such other currency as may be agreed between the Issuer and the Trustee from time to time.

“Couponholder” means the holder of a Coupon and, where Talons for further Coupons are issued, includes the holder of a Talon;

“Coupons” means any bearer interest coupons, substantially in the form set out in Part D of Schedule 2 (Form of Bearer Notes) appertaining to the Bearer Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 17 (Replacement of Notes and Coupons) and, where the context so permits, the Talons appertaining to the Bearer Notes of such Series;

“Dealer Agreement” means the agreement dated 13 March 2009 between the Issuer and the Dealers named therein concerning the issue and subscription of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force;

“Dealers” means any person appointed as a Dealer pursuant to the Dealer Agreement including any person the Issuer may appoint as a Dealer pursuant to either clause 13.1.2 (New Dealer) or 13.1.3 (Dealer for a day) of the Dealer Agreement (and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer) but excluding any entity whose appointment has been terminated pursuant to clause 13.1 (Termination) of the Dealer Agreement (and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the Issuer) and references to the “relevant Dealer(s)” mean, in relation to any Note, the Dealer(s) with whom the Issuer has agreed the issue and subscription of such Note;

“Definitive Note” means a Bearer Note in definitive form;

“Director” means any Director of the Issuer from time to time;

“Drawdown Prospectus” means a prospectus specific to a Tranche of Notes;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means any one of the circumstances described in Condition 14 (Events of Default);

“Extraordinary Resolution” has the meaning set out in Schedule 4 (Provisions for Meetings of Noteholders);

“Final Terms” has the meaning ascribed to it in the Dealer Agreement;

“Fitch” means Fitch Ratings Limited;

“Fixed Rate Note” means a Note in respect of which the relevant Final Terms indicate that Condition 6 (Fixed Rate Note Provisions) shall apply;

“Floating Rate Note” means a Note in respect of which the relevant Final Terms indicate that Condition 7 (Floating Rate Note and Index-Linked Note Provisions) shall apply;

“Global Note” means, a CGN Temporary Global Note, a CGN Permanent Global Note, an NGN Temporary Global Note or an NGN Permanent Global Note;

“Global Registered Note” means, in relation to any Series of Registered Notes, any Global Registered Note issued or to be issued pursuant to Clause 4.2 (Global Registered Notes) in or substantially in the form set out in Part A of Schedule 3 (Form of Registered Notes);

“ICSDs” means Clearstream, Luxembourg and Euroclear;

“Individual Note Certificate” means, in relation to any Series of Registered Notes, any Individual Note Certificate representing a Noteholder’s holding of Notes of such Series, in or substantially in the form set out in Schedule 3 (Form of Registered Notes);

“Issue Date” has the meaning given to it in the relevant Final Terms;

“Interest Commencement Date” means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Final Terms;

“Liabilities” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Moody’s” means Moody’s Investors Service Limited;

“NGN Permanent Global Note” means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the new global note form is applicable;

“NGN Temporary Global Note” means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the new global note form is applicable;

“Note Certificate” means, in relation to any Series, any Global Registered Note or Individual Note Certificate and includes any replacement Note Certificate issued pursuant to Condition 17 (Replacement of Notes and Coupons);

“Noteholder” and (in relation to a Note) “Holder” means, in the case of a Bearer Note, the bearer of a Note or, in the case of a Registered Note, a person in whose name a Note is registered in the Register (or in the case of joint holders, the first named thereof);

“Notes” means the notes of each Series constituted in relation to or by this Trust Deed which shall, in the case of Bearer Notes, be in or substantially in the form set out in Schedule 2 (Form of Bearer Notes) and, in the case of Registered Notes, be represented by a Note Certificate in or substantially in the form set out in Schedule 3 (Form of Registered Notes) or, as the case may be, a specific number thereof and includes any replacement Notes of such Series issued pursuant to Condition 17 (Replacement of Notes and Coupons)and (except for the purposes of Clause 4.1 (Global Notes) and 4.5

(Signature)) each Global Note or Global Registered Note in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;

“outstanding” means, in relation to the Notes of any Series, all the Notes of such Series other than:
(a)	those which have been redeemed in accordance with this Trust Deed;

(b)
those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 21 (Notices)) and remain available for payment in accordance with the Conditions;

(c)	those which have been purchased and surrendered for cancellation as provided in Condition 10 (Redemption and Purchase) and notice of the cancellation of which has been given to the Trustee;

(d)	those which have become void under Condition 16 (Prescription); and

(e)	in the case of Bearer Notes only:
(i)	those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 17 (Replacement of Notes and Coupons);

(ii)
(for the purpose only of ascertaining the aggregate nominal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 17 (Replacement of Notes and Coupons);

provided that for each of the following purposes, namely:
(1)	the right to attend and vote at any meeting of the holders of Notes of any Series;

(2)
the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 8.1 (Legal Proceedings) and 7.1 (Waiver), Conditions 14 (Events of Default) and 19 (Meetings of Noteholders; Modification and Waiver) and Schedule 4 (Provisions for Meetings of Noteholders); and

(3)
any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them;

those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the Issuer or any Subsidiary) for the benefit of the Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agents” means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices initially appointed pursuant to the relevant Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Series at their respective Specified Offices;

“Permanent Global Note” means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part B of Schedule 2 (Form of Bearer Notes);

“Principal Paying Agent” means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relevant Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office;

“Rating Agencies” means Standard & Poors, Fitch and Moody’s;

“Register” means the register maintained by the Registrar at its Specified Office;

“Registered Note” means a Note issued in registered form;

“Registrar” means, in relation to the Registered Notes of any Series, the institution at its Specified Office initially appointed as registrar in relation to such Notes pursuant to the relevant Agency Agreement and/or, if applicable, any Successor registrar in relation to such Notes at its Specified Office;

“Relevant Date” has the meaning ascribed to it in Condition 2 (Interpretation);

“repay” means “redeem” and “repaid”, “repayable”, “repayment”, “redeemed”, “redeemable” and “redemption” shall be construed accordingly;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the Issue Date and/or the Interest Commencement Date but including as to whether or not the Notes are listed);

“Special Conditions” means, in relation to any Series of Notes, any provision of the Conditions applicable thereto which does not appear in the form set out in Schedule 1 but which, by comparison with the form set out in Schedule 1 (Terms and Conditions of the Notes), is a significant new factor capable of affecting an assessment of the rights attaching to the Notes provided, however, that any information which can only be determined at the time of the issue of the Notes shall not constitute a Special Condition;

“Specified Office” means, in relation to any Agent in respect of any Series, either the office identified with its name in Schedule 1 (The Specified Offices of the Agents) of the Agency Agreement or any other office notified to any relevant parties pursuant to the Agency Agreement;

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc.;

“Subsidiary” means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”):
(i)
whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second Person or otherwise; or

(ii)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first Person;
“Successor” means, in relation to the Paying Agents, such other or further person as may from time to time be appointed pursuant to the Agency Agreement as a Paying Agent;

“Talons” means any bearer talons appertaining to the Bearer Notes of any Series in or substantially in the form set out in Part E of Schedule 2 (Form of Bearer Notes) or, as the context may require, a specific number thereof;

“Temporary Global Note” means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part A of Schedule 2 (Form of Bearer Notes);

“this Trust Deed” means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“Tranche” means all Notes of the same Series issued pursuant to the same Final Terms and having the same Issue Date and Interest Commencement Date;

“Transfer Agents” means, in relation to the Notes of any Series, the several institutions at their respective Specified Offices initially appointed pursuant to the relevant Agency Agreement and/or, if applicable, any Successor transfer agents in relation to such Series at their respective Specified Offices;

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000, each of England and Wales;

“Written Resolution” means, in relation to any Series, a resolution in writing signed by or on behalf of all holders of Notes of such Series for the time being outstanding, whether contained in one document or several documents in like form, each signed by or on behalf of one or more such Noteholders;

“Zero Coupon Note” means a Note in respect of which the relevant Final Terms indicate that Condition 8 (Zero Coupon Note Provisions) shall apply.
1.2	Principles of interpretation

In this Trust Deed:
1.2.1
Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.2
Additional amounts: any reference to principal or interest shall be deemed to include the Redemption Amount (as defined in the Conditions), any additional amounts in respect of principal or interest which may be payable under Condition 13 (Taxation), any premium payable in respect of a Note and any other amount in the nature of principal or interest payable pursuant to the Conditions;

1.2.3
Relevant Currency: “relevant currency” shall be construed as a reference to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the relevant Final Terms;

1.2.4	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

1.2.5
Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

1.2.6
Clauses and Schedules: a Schedule or a Clause, sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause, sub-clause, paragraph or sub-paragraph hereof respectively;

1.2.7
Clearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee;

1.2.8
Trust corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and

1.2.9
Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa.

1.2.10
Records: any reference to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD); and

1.2.11
Drawdown Prospectus: each reference to Final Terms shall, in the case of a series of Notes which is the subject of a Drawdown Prospectus be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus.

1.3	The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules

The schedules are part of this Trust Deed and shall have effect accordingly.

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes

The Notes will be issued in Series in an unlimited aggregate nominal amount. The Notes may be issued up to the aggregate principal amount of Notes from time to time authorised by resolution of the Board of Directors of the Issuer.

2.2	Prior to each Issue Date

By not later than 3.00 p.m. (London time) on the fourth business day in London (which for this purpose shall be a day on which commercial banks are open for business in

London) (“London Business Day”) preceding each proposed Issue Date, the Issuer shall:
2.2.1
deliver or cause to be delivered to the Trustee a draft of the relevant Final Terms and, if applicable, notify the Trustee of any proposed changes to the draft Final Terms delivered to the Trustee; and

2.2.2	notify the Trustee in writing without delay of the Issue Date and the nominal amount of the Notes of the relevant Tranche.

If no Special Conditions apply to the relevant Tranche or, as the case may be, the relevant Series of Notes, the Trustee shall not be required in any case to approve such Final Terms. In any other case, the Trustee shall be deemed to have approved the relevant Final Terms or any proposed changes notified to the Trustee in accordance with Clause 2.2.1 (Prior to each Issue Date) if it has not objected in writing to all or any of the terms thereof within two London Business Days of the Trustee receiving them provided however that if the Trustee indicates as soon as practicable after receipt of any draft Final Terms or any proposed changes to any draft Final Terms within such period that it does not approve of the provisions of the relevant Final Terms or the relevant changes then the Tranche or, as the case may be, the Series of Notes relating to such Final Terms shall not be issued until such time as the Trustee shall so approve the relevant Final Terms. In considering whether to approve any Final Terms, the Trustee shall consider only whether the Final Terms contain any significant new factors capable of affecting the rights, liabilities or obligations of the Trustee in its personal capacity and not the commercial terms of the Notes proposed to be issued pursuant to such Final Terms.

2.3	Constitution of Notes

Upon the issue of the Temporary Global Note, in the case of Bearer Notes, or the Note Certificate, in the case of Registered Notes, initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.

2.4	Further legal opinions

Before the first issue of Notes occurring after each anniversary of this Trust Deed, on each occasion when a legal opinion is delivered to a Dealer(s) pursuant to clause 5.11 (Legal Opinions) of the Dealer Agreement and on such other occasions as the Trustee may request in connection with its approval of any Final Terms under Clause 2.2 (Prior to each Issue Date) above, the Issuer will procure at its cost that further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Dealer Agreement or in the relevant jurisdiction approved by the Trustee are delivered to the Trustee provided that the Trustee shall not be required to approve, and shall be deemed to accept, the applicable legal opinions if there are no Special Conditions opined upon therein. In each such case, receipt by the Trustee of the relevant opinion shall be a condition precedent to the issue of Notes pursuant to this Trust Deed.

3.	COVENANT TO REPAY

3.1	Covenant to repay

The Issuer covenants with the Trustee that it shall, as and when the Notes of any Series or any of them become due to be redeemed or any principal on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes), until all such payments (both before and after judgment or other order) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount (or such other amount as may be specified in the Final Terms or, in the case of Instalment Notes, on each instalment of principal) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)) provided that:

3.1.1
every payment of principal or interest in respect of such Notes or any of them made to the Principal Paying Agent, or as the case may be, the Registrar in the manner provided in the Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions;

3.1.2
if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders or Couponholders (as the case may be) or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent, the Registrar or the Trustee except, in the case of payment to the Principal Paying Agent, or, as the case may be, the Registrar, to the extent that there is failure in the subsequent payment to the Noteholders or Couponholders (as the case may be) under the Conditions; and

3.1.3
in any case where payment of the whole or any part of the principal amount (or in the case of Instalment Notes, instalment thereof) due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note or (if so provided for in the Conditions) the relevant Note Certificate interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders (as the case may be) or, if earlier, the seventh day after which notice is given to the relevant Noteholders in accordance with the

Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note or (if so provided for in the Conditions) the relevant Note Certificate such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenant in Clause 5 (Covenant to comply with the Trust Deed) on trust for the Noteholders in accordance with their respective interests.

3.2	Following an Event of Default

At any time after any Event of Default shall have occurred, the Trustee may:
3.2.1	by notice in writing to the Issuer, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:
(a)
to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes, Coupons and Talons and all sums, documents and records held by them in respect of Notes, Coupons and Talons on behalf of the Trustee; and/or

(b)
to deliver up all Notes, Coupons and Talons and all sums, documents and records held by them in respect of Notes, Coupons and Talons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

3.2.2
by notice in writing to the Issuer require the Issuer to make all subsequent payments in respect of Notes, Coupons and Talons to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso 3.1.1 to Clause 3.1 (Covenant to repay) and (so far as it concerns payments by the Issuer) Clause 9.4 (Payments to Noteholders and Couponholders) shall cease to have effect.

3.3	Interest on Floating Rate Notes following Event of Default

If Floating Rate Notes become immediately due and repayable under Condition 14 (Events of Default) the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes become so due and repayable in accordance with

Condition 14 (Events of Default) (with consequential amendments as necessary) except that the rates of interest need not be published.
3.4	Currency of payments

All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders, and Couponholders shall be made in the relevant currency as required by the Conditions.

3.5	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Coupons”, “Couponholders” and “Talons” shall be construed accordingly.

4.	THE NOTES

4.1	Global Notes
4.1.1
The Bearer Notes of each Tranche will initially be together represented by a Temporary Global Note. Each Temporary Global Note shall be exchangeable, after the expiration of 40 days after the date of issue of such Temporary Global Note, in accordance with its terms, for interests in a Permanent Global Note or Definitive Notes, subject to the relevant Final Terms.

4.1.2	Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Definitive Notes.

4.1.3
All Global Notes shall be prepared, completed and delivered to a common depositary for Clearstream, Luxembourg and Euroclear or, as the case may be, a Common Safekeeper in accordance with the Dealer Agreement or to another depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, in accordance with the Agency Agreement. The relevant Final Terms shall be annexed to each Global Note.

4.2	Global Registered Notes
4.2.1	The Registered Notes of each Tranche will initially be together represented by a Global Registered Note.

4.2.2	Interests in the Global Registered Note shall be exchangeable, in accordance with their terms, for Individual Note Certificates.
4.3	Definitive Notes

Definitive Notes will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part C of Schedule 2 (Form of Bearer Notes). Any Coupons and Talons will also be security printed in accordance with the same requirements and will be attached to the Definitive Notes at the time of issue. Definitive Notes will be endorsed with the Conditions.
4.4	Individual Note Certificates

Individual Note Certificates will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part B of Schedule 3 (Form of Registered Notes). Individual Note Certificates will be endorsed with the Conditions.

4.5	Signature

The Global Notes, the Definitive Notes and the Note Certificates may be executed in any way permitted under the Agency Agreement. Global Notes, the Definitive Notes and Note Certificates so executed, duly authenticated and, if applicable duly effectuated will be binding and valid obligations of the Issuer.

4.6	Entitlement to treat holder as owner

The Issuer, the Trustee and any Agent may deem and treat the holder of any Bearer Note, Note Certificate Coupon or Talon as the absolute owner of such Bearer Note or Note Certificate Coupon or Talon, free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Bearer Note or Note Certificate Coupon or Talon (whether or not such Bearer Note, Coupon or Talon or the Registered Note represented by such Note Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Bearer Note, Note Certificate Coupon or Talon) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Trustee and the Paying Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

5.	COVENANT TO COMPLY WITH THE TRUST DEED

5.1	Covenant to comply with the Trust Deed

The Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Noteholders, the Couponholders and all persons claiming through or under them respectively.

5.2	Trustee may enforce Conditions

The Trustee shall itself be entitled to enforce the obligations of the Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

6.	COVENANTS BY THE ISSUER

The Issuer covenants with the Trustee that, so long as any of the Notes remain outstanding, it will:
6.1.1	Event of Default: give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default and without waiting for the Trustee to take any further action;

6.1.2
Certificate of Compliance: provide to the Trustee within 10 days of any request by the Trustee and at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 180 days after the end of its financial year, a certificate in the English language, signed by two Authorised Signatories of the Issuer certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or other matter which could affect the Issuer’s ability to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

6.1.3
Financial statements: ensure that the Issuer’s financial statements (i) are publicly disclosed by the Issuer (in the case of annual financial statements, not more than 180 days after the end of each financial year) and (ii) include an annual balance sheet and profit and loss account. So long as the Issuer’s financial statements are publicly disclosed, the Trustee, the Principal Paying Agent, the Noteholders and Couponholders shall be deemed to have received such financial statements (for the purposes of this Clause 6.1.3, the financial statements shall be deemed publicly disclosed at the time such financial statements are filed with the United States Securities and Exchange Commission through its Interactive Data Electronic Applications system), provided however that, in the event that the Issuer’s financial statements are not publicly disclosed, the Issuer covenants that it shall send to the Trustee and the Principal Paying Agent as soon as practicable after their due date of publication and, in the case of annual financial statements, in any event not more than 180 days after the end of each financial year, two copies in the English language of such financial statements and procure that the same are made available for public inspection by Noteholders and Couponholders at the Specified Offices of the Paying Agents as soon as practicable thereafter;

6.1.4
Information: so far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 6.1.2 (Certificate of

Compliance)) for the performance of its functions, although this Clause shall not require the Issuer to disclose to the Trustee any information that constitutes unpublished, price sensitive information;

6.1.5
Notes held by Issuer: send to the Trustee as soon as possible but, in any event, not more than 2 London Business Days after being so requested in writing by the Trustee a certificate of the Issuer (signed on its behalf by two Authorised Signatories) setting out the aggregate principal amount of Notes of each Series which at the date of such certificate are held by or for the benefit of the Issuer or any Subsidiary;

6.1.6
Execution of further Documents: so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

6.1.7
Notices to Noteholders: send or procure to be sent to the Trustee not less than three London Business Days prior to the date of publication, for the Trustee’s approval (such approval not to be unreasonably withheld), one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000). For the purposes of approving any notice, the Trustee shall be deemed to have approved the notice if it has not objected in writing to all or any of the terms thereof within three London Business Days of the Trustee receiving such notice from the Issuer;

6.1.8
Notification of non-payment: use its reasonable endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes, or Coupons of any Series or any of them receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes, or Coupons;

6.1.9
Notification of late payment: in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of any of the Notes, or the Coupons or any of them being made after the due date for payment thereof, forthwith upon written request by the Trustee give notice to the Noteholders that such payment has been made;

6.1.10
Notification of redemption or payment: not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note, or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes, or Coupons accordingly;

6.1.11
Tax or optional redemption: without prejudice to the rights of the Trustee in Condition 10 (Redemption and Purchase), if the Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Condition 10 (Redemption and Purchase) the Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;

6.1.12
Change of taxing jurisdiction: if before the Relevant Date for any Note or Coupon the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the United States of America, as soon as practicable upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter as soon as practicable into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 13 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to the United States of America of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer shall have become subject as aforesaid, such trust deed also to modify Condition 13 (Taxation) so that such Condition shall make reference to that other or additional territory;

6.1.13
Listing: use reasonable endeavours to maintain the admission to listing, trading and/or quotation of the Notes of each Series by the relevant competent authority and/or stock exchange on which they are admitted to listing and/or trading on issue as indicated in the relevant Final Terms or, if it is unable to do so having used its reasonable endeavours or if the maintenance of such listing is agreed by the Trustee to be unduly burdensome or impractical, use reasonable endeavours to obtain and maintain admission to listing and/or trading of the Notes on such other competent authority and/or stock exchange as the Issuer may (with the approval of the Trustee) decide and give notice of the identity of such other competent authority and/or stock exchange to the Noteholders;

6.1.14
Authorised Signatories: upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer, together with certified specimen signatures of the same; and

6.1.15
Payments: pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder.

7.	AMENDMENTS

7.1	Waiver

The Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach of any of the covenants or provisions contained in this Trust Deed, the Conditions or the Notes, or Coupons or determine that any Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 4 (Provisions for Meetings of Noteholders).

7.2	Modifications

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the Issuer in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 4 (Provisions for Meetings of Noteholders) or any provision of this Trust Deed referred to in that specification), the Conditions or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed, the Conditions or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

8.	ENFORCEMENT

8.1	Legal proceedings

The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to recover any amounts due in respect of such Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least 25% in principal amount of the outstanding Notes and (b) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders. Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

8.2	Evidence of default

If the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding up or insolvency of the Issuer under this Trust Deed or under the Notes, proof therein that:

8.2.1
as regards any specified Note the Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due; and

8.2.2
as regards any specified Coupon the Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due; and

8.2.3
as regards any Talon, the Issuer has made default in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Talons which are then available for exchange;

and for the purposes of 8.2.1 and 8.2.2 a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

9.	APPLICATION OF MONEYS

9.1	Application of moneys

All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Issuer (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 9.2 (Investment of moneys):

9.1.1
first, in payment or satisfaction of those costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee);

9.1.2
secondly, in or towards payment pari passu and rateably of all interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series become so due and payable, such monies shall be applied as between the amounts outstanding in respect of the different Series pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and

9.1.3	thirdly, the balance (if any) in payment to the Issuer.
9.2	Investment of moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes of any Series under Clause 9.1 (Application of moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding, the Trustee may, at its discretion, invest such moneys in accordance with Clause 9.3 (Authorised Investments) with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner set out in Clause 9.1 (Application of Moneys).

9.3	Authorised Investments

All monies paid by the Issuer to the Trustee in respect of any payment of interest or principal on Notes or otherwise for the account of Noteholders shall be held by the Trustee in cash in a designated account in the Trustee’s name, in the currency of payment of the Notes to which it relates or in a similar account with such other financial institution as the Issuer may designate in writing.

9.4	Payment to Noteholders and Couponholders

The Trustee shall give notice to the Noteholders in accordance with the Conditions of the date fixed for any payment under Clause 9.1 (Application of Moneys). Any payment to be made in respect of the Notes or Coupons of any Series by the Issuer or the Trustee may be made in the manner provided in the Conditions, the Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment by the Issuer or the Trustee (as the case may be).

9.5	Production of Notes, Coupons and Note Certificates

Upon any payment under Clause 9.4 (Payment to Noteholders and Couponholders) of principal or interest, the Note, Coupon or Note Certificate in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall:

9.5.1
in respect of a Bearer Note or Coupon, (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon (or, in the case of part payment of an NGN Temporary Global Note or an NGN Permanent Global Note cause the Principal Paying Agent to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, cause such Bearer Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation; and

9.5.2
in respect of a Registered Note, (a) in the case of part payment, require the Registrar to make a notation in the Register of the amount and date of payment or (b) in the case of payment in full, cause the relevant Note Certificate to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

9.6	Holders of Bearer Notes to be treated as holding all Coupons

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each holder of Bearer Notes is the holder of all Coupons and Talons appertaining to each Bearer Note of which he is the holder.

10.	TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

10.1	Reliance on Information
10.1.1
Advice: The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting in good faith on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

10.1.2
Certificate of Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two Authorised Signatories of the Issuer or other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying expedient, as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

10.1.3
Resolution or direction of Noteholders: the Trustee shall not be responsible for acting in good faith upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders and the Couponholders (provided that the Trustee did not, prior to acting, have actual knowledge of such matter);

10.1.4
Reliance on certification of clearing system: the Trustee may call for any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such certificate or other document purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic;

10.1.5
Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise by the Trustee of any of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the relevant Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for any individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

10.1.6
Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

10.1.7
No Liability as a result of the delivery of a certificate: the Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the Issuer, any Noteholder, Couponholder or any other person as a result of the delivery by the Trustee to the Issuer of a certificate as to material prejudice pursuant to Condition 14 (Events of Default) on the basis of an opinion formed by it in good faith;

10.1.8
No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

10.1.9
Notes held by the Issuer: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under sub-clause 6.1.5 (Notes held by Issuer), that no Notes are for the time being held by or for the benefit of the Issuer or its Subsidiaries;

10.1.10
Forged Notes: the Trustee shall not be liable to the Issuer or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Bearer Note or Coupon as such and subsequently found to be forged or not authentic;

10.1.11
Entry on the Register: the Trustee shall not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct;

10.1.12
Events of Default: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default has happened and that the Issuer is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable;

10.1.13
Legal Opinions: the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;

10.1.14
Trustee not Responsible: the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

10.1.15
Freedom to Refrain: notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

10.1.16
Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

10.2	Trustee’s powers and duties
10.2.1	Trustee’s determination: The Trustee may determine whether or not a default in the performance or observance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Notes or Coupons is capable of remedy and/or materially prejudicial to the interests of the Noteholders and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Noteholders such certificate shall be conclusive and binding upon the Issuer, the Noteholders and the Couponholders;
10.2.2
Determination of questions: the Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;

10.2.3
Trustee’s discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof in accordance with this Trust Deed but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

10.2.4	Trustee’s consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

10.2.5
Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee in its absolute discretion as relevant and any rate of exchange, method and date so specified shall be binding on the Issuer, the Noteholders and the Couponholders;

10.2.6
Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or Definitive Notes, the exchange of any Permanent Global Note for Definitive Notes, the exchange of any Global Registered Note for Individual Note Certificates or the delivery of any Note, Coupon or Note Certificate to the persons entitled to them;

10.2.7
Error of judgment: save in cases of wilful default, negligence or fraud by the Trustee and/or its directors, officers or employees and provided that the Trustee has exercised reasonable care and adopted prudent practices and has followed the terms of this Trust Deed with respect to the investment of moneys, the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

10.2.8
Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and, provided that it has exercised reasonable care and adopted prudent practices in relation to the appointment of such agent, the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person (save that the Trustee will not employ any agents unless in its opinion it is reasonable and necessary to do so);

10.2.9
Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officer(s) for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person(s) or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and, provided that it has exercised reasonable care and adopted prudent practices in relation to the appointment of such person, shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate (save that the Trustee will not act by power of attorney or delegate to any person(s) unless in its opinion it is reasonable and necessary to do so);

10.2.10
Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee who shall be a bank or entity whose business includes safe custody of documents on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and, provided that it has exercised reasonable care in relation to the appointment of such custodian or nominee, the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer (save that the Trustee will not appoint a custodian or nominee unless in its opinion it is reasonable and necessary to do so);
10.2.11
Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential information or other information made available to the Trustee by the Issuer in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information; and

10.2.12	Maintenance of rating: the Trustee shall not be responsible for the maintenance of any ratings.
10.3	Financial matters
10.3.1
Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual and properly incurred professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

10.3.2
Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

10.3.3
Trustee may enter into financial transactions with the Issuer: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Couponholders, the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.
10.4	Disapplication
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.
10.5	Trustee Liability
Subject to Section 750 of the Companies Act 2006 (which shall for the purposes of determining the liability of the Trustee under this Trust Deed be deemed to apply to the Trustee) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the Agency Agreement save in relation to the negligence, wilful default or fraud of the Trustee or any of its directors, officers or employees.
11.	COSTS AND EXPENSES
11.1	Remuneration:
11.1.1
Normal remuneration: The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed in writing between the Issuer and the Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders or Couponholders up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note or Note Certificate or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue).

11.1.2
Extra remuneration: In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the

Trustee under this Trust Deed, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed in writing in advance between them.
11.1.3	Value added tax: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

11.1.4	Failure to agree: In the event of the Trustee and the Issuer failing to agree:
(a)	(in a case to which sub-clause 11.1.1 (Normal remuneration) applies) upon the amount of the remuneration; or
(b)
(in a case to which sub-clause 11.1.2 (Extra remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration;

such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuer.
11.1.5
Expenses: The Issuer shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

11.1.6
Indemnity: The Issuer shall indemnify the Trustee (a) in respect of all liabilities and proper expenses incurred by it or by any Appointee or other person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed and (b) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Trust Deed provided that it is expressly stated that Clause 10.5 (Trustee Liability) shall apply in relation to these provisions.

11.1.7	Payment of amounts due: All amounts due and payable pursuant to sub clauses 11.1.5 (Expenses) and 11.1.6 (Indemnity) shall be payable by the Issuer on the date specified in a written demand by the Trustee; the rate of interest applicable to such payments shall be two per cent. per annum above the base rate from time to time of HSBC Bank plc and interest shall accrue:
(a)
in the case of payments made by the Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand provided such demand is made within 14 days from the date on which the payment was made;

(b)	in the case of payments made by the Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.
11.1.8
Apportionment of expenses: The Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

11.1.9
Discharges: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 11.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge.

11.1.10
Payments: All payments to be made by the Issuer to the Trustee under this Trust Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as would have been received by it had no such withholding or deduction been required.

11.2	Stamp duties

The Issuer will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (a) the constitution and issue of the Notes, (b) the initial delivery of the Notes, (c) any action taken by the Trustee (or any Noteholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (d) the execution of this Trust Deed. If the Trustee (or any Noteholder or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Note, or Note Certificate is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

11.3	Exchange rate indemnity
11.3.1
Currency of Account and Payment: The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed, the Notes and the Coupons including damages;

11.3.2
Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer or otherwise) by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

11.3.3
Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes or the Coupons, the Issuer will indemnify it against any Liability sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

11.4	Indemnities separate
The indemnities in this Clause 11 (Costs and Expenses) constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or the Coupons or any other judgment or order. Any such Liability as referred to in sub-clause 11.3.3 (Indemnity) shall be deemed to constitute a Liability suffered by the Trustee and, (if the Liability is in respect of amounts due and payable to Noteholders or Couponholders), the Noteholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Issuer or its liquidator or liquidators. The indemnities in this Clause 11 (Costs and Expenses) relate to moneys owed to the Trustee for its own account. The indemnities in Clauses 11.2 (Stamp Duties) and 11.3.3 (Indemnity) shall only extend to the Noteholders and Couponholders in circumstances where the Trustee having become bound to take proceedings on their behalf fails to do so and the Noteholders and Couponholders have brought proceedings directly against the Issuer (pursuant to Clause 8.1 (Legal Proceedings)).
12.	APPOINTMENT AND RETIREMENT
12.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but (subject to the provisions of Clause 12.8 (Trustee failure) no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.
12.2	Co-trustees

Notwithstanding the provisions of Clause 12.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Noteholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

12.2.1	if the Trustee considers such appointment to be in the interests of the Noteholders or the Couponholders; or

12.2.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

12.2.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.
12.3	Attorneys

The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

12.4	Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months’ notice in writing to the Issuer without assigning any reason therefore and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its reasonable endeavours to procure the appointment of a new trustee, being a trust corporation and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 12.4 (Retirement of Trustees), the Trustee shall be entitled to procure the appointment of a new trustee forthwith.
12.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

12.6	Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes or the Coupons.

12.7	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

12.8	Trustee Failure

If at any time the Trustee shall suffer an Adverse Event (as defined below) then the Issuer (at the Issuer’s expense) may remove the Trustee with immediate effect, provided that the Issuer has first identified a Successor Trustee (as defined below) and the Successor Trustee has accepted its appointment under this Trust Deed. If at any time the Issuer reasonably believes that it is reasonably likely that the Trustee will suffer an Adverse Effect (as defined below) then the Issuer (at the Issuer’s expense) may, subject to having first obtained approval from the Noteholders by way of an Extraordinary Resolution in accordance with the provisions of this Trust Deed, remove the Trustee with immediate effect, provided that the Issuer has first identified a Successor Trustee (as defined below) and the Successor Trustee has accepted its appointment under this Trust Deed. As soon as practicable following such removal, the Trustee shall transfer all monies (if any) held by the Trustee for payment of interest or principal on Notes, or otherwise for the account of Noteholders, to the Successor Trustee.

For the purposes of this Clause 12.8, a “Successor Trustee” shall be a trustee with equivalent market experience to that of the existing Trustee.

For the purposes of this Clause 12.8, an “Adverse Event” shall be any of the following events in relation to the Trustee which, in the reasonable opinion of the Issuer, prejudice the security of any monies held in respect of payment of interest or principal on Notes, or otherwise held for the account of Noteholders, by the Trustee or causes the Trustee to become incapable of performing its obligations under this Trust Deed:
12.8.1	Incapacity: the Trustee becomes incapable of acting;

12.8.2	Receiver: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Trustee;

12.8.3	Insolvency: the Trustee becomes insolvent or becomes unable to pay its debts as they fall due;

12.8.4
Liquidator: an administrator or liquidator of the Trustee or the whole or any part of the undertaking, assets and revenues of the Trustee is appointed (or application for any such appointment is made);

12.8.5
Composition: the Trustee takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

12.8.6	Winding-up: an order is made or an effective resolution is passed for the winding-up of the Trustee; or

12.8.7	Analogous event: any event occurs which has an analogous effect to any of the foregoing events listed at 12.8.1-12.8.6 inclusive.
13.	NOTICES

13.1	Addresses for notices
All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:
13.1.1	Issuer: if to the Issuer, to it at:

Address:	120 Park Avenue
New York, New York 10017
United States of America

Attention:	Vice President & Corporate Secretary
Telefax no.:	+1 917 663 83 97

with a copy to Philip Morris International Management SA at:

Address:	Avenue de Rhodanie 50
CH-1007 Lausanne
Switzerland

Attention:	Vice President Finance and Treasurer
Telefax no.:	+41 58 242 01 01
13.1.2	Trustee: if to the Trustee, to it at:

Address:	8 Canada Square,
London E14 5HQ

Fax:	+44 (0) 20 7991 4350
Attention:	CTLA Trustee Admin
13.2	Effectiveness

Every notice or other communication sent in accordance with Clause 13.1 (Addresses for notices) shall be effective as follows:
13.2.1	Letter or fax: if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch; and

13.2.2	Telex: if sent by telex, upon receipt by the sender of the addressee’s answerback at the end of transmission;
provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.
13.3	No Notice to Couponholders

Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 21 (Notices).

14.	LAW AND JURISDICTION
14.1	Governing law

This Trust Deed and the Notes and any non-contractual obligation arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.
14.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising out of or in connection with this Trust Deed or the Notes (including a dispute relating to the existence, validity or termination of this Trust Deed or the Notes or any non-contractual obligation arising out of or in connection with them) or the consequences of their nullity.

14.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

14.4	Rights of the Trustee and Noteholders to take proceedings outside England

Clause 14.2 (English courts) is for the benefit of the Trustee and the Noteholders only. As a result, nothing in this Clause 14 (Law and jurisdiction) prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

14.5	Process agent

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Hunton & Williams, 30 St. Mary Axe, London EC3A 8EP or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the Trustee, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such a person by written notice addressed to the Issuer. Nothing in this paragraph shall affect the right of the Trustee or any of the Noteholders to serve process in any other manner permitted by law. This Clause applies to Proceedings in England and to Proceedings elsewhere.

15.	SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.
17.	COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.
IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1
Terms and Conditions of the Notes
The following is the text of the terms and conditions which, as supplemented, amended and/or replaced by the relevant Final Terms, will be endorsed on each Note in definitive form issued under the Programme. The terms and conditions applicable to any Note in global form will differ from those terms and conditions which would apply to the Note were it in definitive form to the extent described under “Summary of Provisions Relating to the Notes while in Global Form” below.
1.	Introduction

(a)
Programme: Philip Morris International Inc. (the “Issuer”) has established a Euro Medium Term Note Programme (the “Programme”) for the issuance of an unlimited aggregate principal amount of notes (the “Notes”).

(b)
Final Terms: Notes issued under the Programme are issued in series (each a “Series”) and each Series may comprise one or more tranches (each a “Tranche”) of Notes. Each Tranche is the subject of a final terms (the “Final Terms”) which supplements these terms and conditions (the “Conditions”). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as supplemented, amended and/or replaced by the relevant Final Terms. In the event of any inconsistency between these Conditions and the relevant Final Terms, the relevant Final Terms shall prevail.

(c)
Trust Deed: The Notes are constituted by a trust deed dated 13 March 2009 (as amended and/or supplemented and/or restated from time to time, the “Trust Deed”) between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee (the “Trustee”, which expression includes all persons for the time being trustee or trustees appointed under the Trust Deed).

(d)
Agency Agreement: The Notes are the subject of an issue and paying agency agreement dated 13 March 2009 (the “Agency Agreement”) between the Issuer, HSBC Bank plc as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), HSBC Private Bank (C.I.) Limited, Jersey Branch as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), any paying agents in addition to the Principal Paying Agent (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and the transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression includes any successor or additional transfer agents appointed from time to time in connection with the Notes). In these Conditions references to the “Agents” are to the Paying Agents and the Transfer Agents and any reference to an “Agent” is to any one of them.

(e)
The Notes: All subsequent references in these Conditions to “Notes” are to the Notes which are the subject of the relevant Final Terms. Copies of the relevant Final Terms are available for viewing at www.londonstockexchange.com/rns and during normal business hours at the offices of the Issuer of 120 Park Avenue, New York, New York 10017 and at the offices of Hunton & Williams, 30 St. Mary Axe, London EC3A 8EP and copies may be obtained from the aforementioned addresses.

(f)
Summaries: Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and are subject to their detailed provisions. Noteholders and the holders of the related interest coupons, if any, (the “Couponholders” and the “Coupons” respectively) are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement and Trust Deed applicable to them. Copies of the Agency Agreement and the Trust Deed are available for inspection by Noteholders during normal business hours at the Specified Offices of the Trustee and each of the Agents, the initial Specified Offices of which are set out below.

2.	Interpretation

(a)	Definitions: In these Conditions the following expressions have the following meanings:

“Accrual Yield” has the meaning given in the relevant Final Terms;

“Additional Business Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Additional Financial Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Business Day” means:
(i)
in relation to any sum payable in euro, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in each (if any) Additional Business Centre; and

(ii)
in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments generally in London, in the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

“Business Day Convention”, in relation to any particular date, has the meaning given in the relevant Final Terms and, if so specified in the relevant Final Terms, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

(i)	“Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day;

(ii)
“Modified Following Business Day Convention” or “Modified Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(iii)	“Preceding Business Day Convention” means that the relevant date shall be brought forward to the first preceding day that is a Business Day;

(iv)
“FRN Convention”, “Floating Rate Convention” or “Eurodollar Convention” means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant Final Terms as the Specified Period after the calendar month in which the preceding such date occurred provided, however, that:

(A)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(B)
if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(C)
if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred; and

(v)	“No Adjustment” means that the relevant date shall not be adjusted in accordance with any Business Day Convention;

“Calculation Agent” means the Principal Paying Agent or such other Person specified in the relevant Final Terms as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Final Terms;

“Calculation Amount” has the meaning given in the relevant Final Terms;

“Consolidated Net Tangible Assets” means the excess over liabilities of all assets appearing on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Subsidiaries less goodwill and other intangible assets and the minority interests of others in Subsidiaries, all as appearing on such balance sheet and as determined in accordance with Condition 5(d) below;

“Coupon Sheet” means, in respect of a Note, a coupon sheet relating to the Note;

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (the “Calculation Period”), such day count fraction as may be specified in these Conditions or the relevant Final Terms and:

(i)	if “Actual/Actual (ICMA)” is so specified, means:
(a)
where the Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Calculation Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(b)	where the Calculation Period is longer than one Regular Period, the sum of:
(A)
the actual number of days in such Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(B)
the actual number of days in such Calculation Period falling in the next Regular Period divided by the product of (a) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year;

(ii)
if “Actual/Actual (ISDA)” is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(iii)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365;

(iv)	if “Actual/360” is so specified, means the actual number of days in the Calculation Period divided by 360;

(v)	if “30/360” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows

Day Count Fraction = [360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)	if “30E/360” or “Eurobond Basis” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; and

(vii)	if “30E/360 (ISDA)” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30, provided, however, that in each such case the number of days in the Calculation Period is calculated from and including the first day of the Calculation Period to but excluding the last day of the Calculation Period;

“Early Redemption Amount (Tax)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Early Termination Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, these Conditions or the relevant Final Terms;

“Extraordinary Resolution” has the meaning given in the Trust Deed;

“Final Redemption Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“First Interest Payment Date” means the date specified in the relevant Final Terms;

“Fixed Coupon Amount” has the meaning given in the relevant Final Terms;

“Group” means the Issuer together with its Subsidiaries;

“Holder”, in the case of Bearer Notes, has the meaning given in Condition 3(b) (Form, Denomination, Title and Transfer — Title to Bearer Notes) and, in the case of Registered Notes, has the meaning given in Condition 3(d) (Form, Denomination, Title and Transfer-Title to Registered Notes);

“Interest Amount” means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

“Interest Commencement Date” means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Final Terms;

“Interest Determination Date” has the meaning given in the relevant Final Terms;

“Interest Payment Date” means the First Interest Payment Date and any date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms:

(i)	as the same may be adjusted in accordance with the relevant Business Day Convention; or

(ii)
if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months is specified in the relevant Final Terms as being the Specified Period, each of such dates as may occur in accordance with the FRN Convention, Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);

“Interest Period” means each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date;

ISDA Definitions” means the 2006 ISDA Definitions (as amended and updated as at the date of issue of the first Tranche of the Notes of the relevant Series (as specified in the relevant Final Terms) as published by the International Swaps and Derivatives Association, Inc.);

“Issue Date” has the meaning given in the relevant Final Terms;

“Margin” has the meaning given in the relevant Final Terms;

“Maturity Date” has the meaning given in the relevant Final Terms;

“Maximum Redemption Amount” has the meaning given in the relevant Final Terms;

“Minimum Redemption Amount” has the meaning given in the relevant Final Terms;

“Noteholder”, in the case of Bearer Notes, has the meaning given in Condition 3(b) (Form, Denomination, Title and Transfer — Title to Bearer Notes) and, in the case of Registered Notes, has the meaning given in Condition 3(d) (Form, Denomination, Title and Transfer-Title to Registered Notes);

“Optional Redemption Amount (Call)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Optional Redemption Amount (Put)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Optional Redemption Date (Call)” has the meaning given in the relevant Final Terms;

“Optional Redemption Date (Put)” has the meaning given in the relevant Final Terms;

“Participating Member State” means a Member State of the European Communities which adopts the euro as its lawful currency in accordance with the Treaty;

“Payment Business Day” means:
(i)	if the currency of payment is euro, any day which is:
(A)	a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and

(B)	in the case of payment by transfer to an account, a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or
(ii)	if the currency of payment is not euro, any day which is:
(A)	a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and
(B)
in the case of payment by transfer to an account, a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Principal Financial Centre” means, in relation to any currency, the principal financial centre for that currency provided, however, that:
(i)
in relation to euro, it means the principal financial centre of such Member State of the European Communities as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent; and

(ii)
in relation to Australian dollars, it means either Sydney or Melbourne and, in relation to New Zealand dollars, it means either Wellington or Auckland; in each case as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

“Put Option Notice” means a notice which must be delivered to a Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

“Put Option Receipt” means a receipt issued by a Paying Agent to a depositing Noteholder upon deposit of a Note with such Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

“Rate of Interest” means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Final Terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Final Terms;

“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant Final Terms;

“Reference Banks” has the meaning given in the relevant FinalTerms or, if none, four major banks selected by the Calculation Agent in the market that is most closely connected with the Reference Rate;

“Reference Price” has the meaning given in the relevant FinalTerms;

“Reference Rate” has the meaning given in the relevant FinalTerms;

“Regular Period” means:
(i)
in the case of Notes where interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and each successive period from and including one Interest Payment Date to but excluding the next Interest Payment Date;

(ii)
in the case of Notes where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls; and

(iii)
in the case of Notes where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period.

“Relevant Date” means, in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in the Principal Financial Centre of the currency of payment by the Principal Paying Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

“Relevant Financial Centre” has the meaning given in the relevant Final Terms;

“Relevant Screen Page” means the page, section or other part of a particular information service (including, without limitation, Reuters) specified as the Relevant Screen Page in the relevant Final Terms, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;

“Relevant Time” has the meaning given in the relevant Final Terms;

“Reserved Matter” means any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to effect the exchange or substitution of the Notes for or the conversion of the Notes into shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed, to change the currency of any payment under the Notes (except pursuant to redenomination provisions contained in the relevant Final Terms) or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution;

“Security Interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

“Specified Currency” has the meaning given in the relevant Final Terms;

“Specified Denomination(s)” has the meaning given in the relevant Final Terms;

“Specified Office” has the meaning given in the Agency Agreement;

“Specified Period” has the meaning given in the relevant Final Terms;

“Subsidiary” means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”):
(i)
whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second Person or otherwise; or

(ii)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first Person;
“Talon” means a talon for further Coupons;
“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007;

“TARGET Settlement Day” means any day on which TARGET2 is open for the settlement of payments in euro;

“Treaty” means the Treaty establishing the European Communities, as amended;

“Zero Coupon Note” means a Note specified as such in the relevant Final Terms.

(b)	Interpretation: In these Conditions:
(i)	if the Notes are Zero Coupon Notes, references to Coupons and Couponholders are not applicable;

(ii)	if Talons are specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;

(iii)	if Talons are not specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Talons are not applicable;

(iv)
any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 13 (Taxation), any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

(v)
any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 13 (Taxation) and any other amount in the nature of interest payable pursuant to these Conditions;

(vi)	references to Notes being “outstanding” shall be construed in accordance with the Trust Deed;

(vii)
if an expression is stated in Condition 2(a) to have the meaning given in the relevant Final Terms, but the relevant Final Terms gives no such meaning or specifies that such expression is “not applicable” then such expression is not applicable to the Notes; and

(viii)
any reference to the Agency Agreement or the Trust Deed shall be construed as a reference to the Agency Agreement or the Trust Deed, as the case may be, as amended and/or supplemented up to and including the Issue Date of the Notes.

3.	Form, Denomination, Title and Transfer

(a)
Bearer Notes: Bearer Notes are in the Specified Denomination(s) with Coupons and, if specified in the relevant Final Terms, Talons attached at the time of issue. In the case of a Series of Bearer Notes with more than one Specified Denomination, Bearer Notes of one Specified Denomination will not be exchangeable for Bearer Notes of another Specified Denomination.

(b)
Title to Bearer Notes: Title to Bearer Notes and the Coupons will pass by delivery. In the case of Bearer Notes, “Holder” means the holder of such Bearer Note and “Noteholder” and “Couponholder” shall be construed accordingly.

(c)
Registered Notes: Registered Notes are in the Specified Denomination(s), which may include a minimum denomination specified in the relevant Final Terms and higher integral multiples of a smaller amount specified in the relevant Final Terms.

(d)
Title to Registered Notes: The Registrar will maintain the register in accordance with the provisions of the Agency Agreement. A certificate (each, a “Note Certificate”) will be issued to each Holder of Registered Notes in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register. In the case of Registered Notes, “Holder” means the person in whose name such Registered Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and “Noteholder” shall be construed accordingly.

(e)
Ownership: The Holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or, in the case of Registered Notes, on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft thereof) and no Person shall be liable for so treating such Holder. No person shall have any right to enforce any term or condition of any Note under the Contracts (Rights of Third Parties) Act 1999.

(f)
Transfers of Registered Notes: Subject to paragraphs 3(i) (Closed periods) and 3(j) (Regulations concerning transfers and registration) below, a Registered Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Registered Note may not be transferred unless the principal amount of Registered Notes transferred and (where not all of the Registered Notes held by a Holder are being transferred) the principal amount of the balance of Registered Notes not transferred are Specified Denominations. Where not all the Registered Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Registered Notes will be issued to the transferor.

(g)
Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with paragraph 3(f) (Transfers of Registered Notes) above, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Registered Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, “business day” means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

(h)
No charge: The transfer of a Registered Note will be effected without charge by or on behalf of the Issuer or the Registrar or any Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(i)	Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Registered Notes.

(j)
Regulations concerning transfers and registration: All transfers of Registered Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Registered Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder who requests in writing a copy of such regulations.

4.	Status of the Notes

Status of the Notes: The Notes constitute direct, general and unconditional obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

5.	Limitations on liens

(a)
Except as expressly provided in paragraph (b) below, the Issuer will not, and will not permit any Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred, any mortgage, pledge, lien, security interest, charge or encumbrance (all of the foregoing being hereinafter referred to as “liens”) to secure any indebtedness for borrowed money (i) upon any shares of Capital Stock (as hereinafter defined) issued by any Subsidiary that owns any Principal Facility (as hereinafter defined) to the extent such shares are owned by the Issuer or one or more Subsidiaries, or (ii) upon any Principal Facility, in either case without making effective provision whereby the Notes shall be directly secured equally and ratably with the indebtedness secured by such lien, so long as any such indebtedness shall be so secured; provided, however, that this Condition shall not be applicable to the following:

(i)
in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from federal income taxes by virtue of Section 103 of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any other laws or regulations in effect at the time of such issuance;

(ii)	liens existing on the date hereof;

(iii)
liens on property or shares of Capital Stock existing when acquired by the Issuer or any Subsidiary (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

(iv)
liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing clauses (i) through (iii) above or in this clause (iv); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).

(b)
The Issuer and/or any Subsidiary may create, assume or incur, or suffer to be created, assumed or incurred, liens which would otherwise be prohibited by paragraph (a) above, provided that the aggregate of:

(i)	the indebtedness secured thereby; and

(ii)
the aggregate value (as determined in accordance with paragraph ((d) below) of all transactions pursuant to which the Issuer or any Subsidiary has sold or transferred a Principal Facility with the intention of taking back a lease of such property, except a lease for a temporary period of less than 3 years, including renewals, with the intent that the use by the Issuer or Subsidiary will be discontinued on or before the expiration of such period, but not including any such transaction in which the Issuer applies an amount equal to the value of the property so leased to the retirement (other than any mandatory retirement), within 90 days of the effective date of any such arrangement, of non-subordinated indebtedness for money borrowed by the Issuer which had a stated maturity of more than one year from the date of its creation;

does not at the time exceed 15% of the Consolidated Net Tangible Assets.

(c)	For the purposes of this Condition:
(i)
“Capital Stock” means, in relation to each Subsidiary, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Subsidiary, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity;

(ii)
“Principal Facility” shall mean all real property constituting part of any manufacturing plant or distribution facility owned and operated by the Issuer or any Subsidiary, together with such manufacturing plant or distribution facility, including all plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes attached to or constituting a part thereof; provided, however, that such term shall not include trade fixtures (unless such trade fixtures are attached to the manufacturing plant or distribution facility in a manner that does not permit removal therefrom without causing substantial damage thereto), business machinery, equipment, motorised vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials, and provided further, however, that such term shall not include any particular manufacturing plant or distribution facility as of any particular date unless the net book value (as determined in accordance with paragraph (d) below) thereof included in the most recent quarterly or annual consolidated balance sheet of the Issuer and its consolidated Subsidiaries exceeds 0.75% of Consolidated Net Tangible Assets;

(d)	In order to determine:
(i)	the value of transactions for the purposes of paragraph (b)(ii) above;

(ii)	the amount of the Issuer’s Consolidated Net Tangible Assets for the purposes of paragraph (b)(ii) and paragraph (c)(ii) above; and

(iii)	the net book value of a Principal Facility for the purposes of paragraph (c)(ii) above,

the Issuer may, but shall not be required to, obtain a certificate signed by any firm of independent public accountants of recognised standing selected by the Issuer. The term “independent” when used with respect to any specified firm of public accountants means such a firm which (1) is in fact independent within the meaning of the Securities Act, and the rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States), (2) does not have any direct financial interest or any material indirect financial interest in the Issuer, any of its Subsidiaries or any Notes, and (3) is not connected with the Issuer or its Subsidiaries, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, but such firm may be the regular independent accountants employed by the Issuer. Whenever it is herein provided that any such certificate be produced,

.	such certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

6.	Fixed Rate Note Provisions

(a)	Application: This Condition 6 (Fixed Rate Note Provisions) is applicable to the Notes only if the Fixed Rate Note Provisions are specified in the relevant Final Terms as being applicable.
(b)
Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments - Bearer Notes) and/or Condition 12 (Payments - Registered Notes), as the case may be. Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 6 (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c)
Fixed Coupon Amount: The amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount and, if the Notes are in more than one Specified Denomination, shall be the relevant Fixed Coupon Amount in respect of the relevant Specified Denomination.

(d)
Calculation of interest amount: The amount of interest payable in respect of each Note for any period for which a Fixed Coupon Amount is not specified shall be calculated by applying the Rate of Interest to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards) and multiplying such rounded figure by a fraction equal to the Specified Denomination of such Note divided by the Calculation Amount. For this purpose a “sub-unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.

7.	Floating Rate Note and Index-Linked Interest Note Provisions

(a)
Application: This Condition 7 (Floating Rate Note and Index-Linked Interest Note Provisions) is applicable to the Notes only if the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable.

(b)
Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments - Bearer Notes) and/or Condition 12 (Payments - Registered Notes), as the case may be. Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c)
Screen Rate Determination: If Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be determined by the Calculation Agent on the following basis:

(i)
if the Reference Rate is a composite quotation or customarily supplied by one entity, the Calculation Agent will determine the Reference Rate which appears on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(ii)
in any other case, the Calculation Agent will determine the arithmetic mean of the Reference Rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(iii)
if, in the case of (i) above, such rate does not appear on that page or, in the case of (ii) above, fewer than two such rates appear on that page or if, in either case, the Relevant Screen Page is unavailable, the Calculation Agent will:

(A)
request the principal Relevant Financial Centre office of each of the Reference Banks to provide a quotation of the Reference Rate at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre interbank market in an amount that is representative for a single transaction in that market at that time; and

(B)	determine the arithmetic mean of such quotations; and
(iv)
if fewer than two such quotations are provided as requested, the Calculation Agent will determine the arithmetic mean of the rates (being the nearest to the Reference Rate, as determined by the Calculation Agent) quoted by major banks in the Principal Financial Centre of the Specified Currency, selected by the Calculation Agent, at approximately 11.00 a.m. (local time in the Principal Financial Centre of the Specified Currency) on the first day of the relevant Interest Period for loans in the Specified Currency to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, and the Rate of Interest for such Interest Period shall be the sum of the Margin and the rate or (as the case may be) the arithmetic mean so determined; provided, however, that if the Calculation Agent is unable to determine a rate or (as the case may be) an arithmetic mean in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the rate or (as the case may be) the arithmetic mean last determined in relation to the Notes in respect of a preceding Interest Period.

(d)
ISDA Determination: If ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be the sum of the Margin and the relevant ISDA Rate where “ISDA Rate” in relation to any Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the Calculation Agent under an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for that interest rate swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i)	the Floating Rate Option (as defined in the ISDA Definitions) is as specified in the relevant Final Terms;

(ii)	the Designated Maturity (as defined in the ISDA Definitions) is a period specified in the relevant Final Terms; and

(iii)
the relevant Reset Date (as defined in the ISDA Definitions) is either (A) if the relevant Floating Rate Option is based on the London inter-bank offered rate (LIBOR) for a currency, the first day of that Interest Period or (B) in any other case, as specified in the relevant Final Terms.

(e)
Index-Linked Interest: If the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable, the Rate(s) of Interest applicable to the Notes for each Interest Period will be determined in the manner specified in the relevant Final Terms.

(f)
Maximum or Minimum Rate of Interest: If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the relevant Final Terms, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

(g)
Calculation of Interest Amount: The Calculation Agent will, as soon as practicable after the time at which the Rate of Interest is to be determined in relation to each Interest Period, calculate the Interest Amount payable in respect of each Note for such Interest Period. The Interest Amount will be calculated by applying the Rate of Interest for such Interest Period to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards) and multiplying such rounded figure by a fraction equal to the Specified Denomination of the relevant Note divided by the Calculation Amount. For this purpose a “sub-unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.

(h)
Calculation of other amounts: If the relevant Final Terms specifies that any other amount is to be calculated by the Calculation Agent, the Calculation Agent will, as soon as practicable after the time or times at which any such amount is to be determined, calculate the relevant amount. The relevant amount will be calculated by the Calculation Agent in the manner specified in the relevant Final Terms.

(i)
Publication: The Calculation Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, and any other amount(s) required to be determined by it together with any relevant payment date(s) to be notified to the Paying Agents, the Trustee and each competent authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation as soon as practicable after such determination but (in the case of each Rate of Interest, Interest Amount and Interest Payment Date) in any event not later than the first day of the relevant Interest Period. Notice thereof shall also promptly be given to the Noteholders. The Calculation Agent will be entitled to recalculate any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period. If the Calculation Amount is less than the minimum Specified Denomination the Calculation Agent shall not be obliged to publish each Interest Amount but instead may publish only the Calculation Amount and the Interest Amount in respect of a Note having the minimum Specified Denomination.

(j)
Determination or Calculation by Trustee: If the Calculation Agent fails at any time to determine a Rate of Interest or to calculate an Interest Amount, the Trustee (or its duly appointed agent) will determine such Rate of Interest and make such determination or calculation which shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall apply all of the provisions of these Conditions with any necessary consequential amendments to the extent that, in its sole opinion and with absolute discretion, it can do so and in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances and will not be liable for any loss, liability, cost, charge or expense which may arise as a result thereof. Any such determination or calculation made by the Trustee shall be binding on the Issuer, Noteholders and Couponholders.

(k)
Notifications etc: All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition by the Calculation Agent will (in the absence of manifest error) be binding on the Issuer, the Paying Agents, the Trustee, the Noteholders and the Couponholders and (subject as aforesaid) no liability to any such Person will attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

8.	Zero Coupon Note Provisions

(a)	Application: This Condition 8 (Zero Coupon Note Provisions) is applicable to the Notes only if the Zero Coupon Note Provisions are specified in the relevant Final Terms as being applicable.

(b)
Late payment on Zero Coupon Notes: If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:

(i)	the Reference Price; and

(ii)
the product of the Accrual Yield (compounded annually) being applied to the Reference Price on the basis of the relevant Day Count Fraction from (and including) the Issue Date to (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or, as the case may be, the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

9.	Dual Currency Note Provisions

(a)	Application: This Condition 9 (Dual Currency Note Provisions) is applicable to the Notes only if the Dual Currency Note Provisions are specified in the relevant Final Terms as being applicable.

(b)
Rate of Interest: If the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the relevant Final Terms.

10.	Redemption and Purchase

(a)
Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their Final Redemption Amount on the Maturity Date, subject as provided in Condition 11 (Payments - Bearer Notes) and/or Condition 12 (Payments - Registered Notes), as the case may be.

(b)	Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part:
(i)	at any time (if neither the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable); or

(ii)	on any Interest Payment Date (if the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at their Early Redemption Amount (Tax), together with interest accrued (if any) to the date fixed for redemption, if, immediately before giving such notice, the Issuer satisfies the Trustee that:

(A)
the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 13 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the United States of America or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first Tranche of the Notes; and
(B)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided, however, that no such notice of redemption shall be given earlier than:
(1)
where the Notes may be redeemed at any time, 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due; or

(2)	where the Notes may be redeemed only on an Interest Payment Date, 60 days prior to the Interest Payment Date occurring immediately before the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver or procure that there is delivered to the Trustee (A) a certificate signed by two directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred of and (B) an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the circumstances set out in subparagraphs (A) and (B) above, in which event such acceptance shall be conclusive and binding on the Noteholders. Upon the expiry of any such notice as is referred to in this Condition 10, the Issuer shall be bound to redeem the Notes in accordance with this Condition 10.

(c)
Special Tax Redemption of Bearer Notes. If the Issuer determines that any payment made outside the United States by the Issuer or any of its Paying Agents in respect of any Bearer Note (an “Affected Security”) would, under any present or future laws or regulations of the United States be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Issuer, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Security that is a United States Alien, the Issuer, at its option, shall either (x) redeem such Affected Securities in whole, but not in part, at the Early Redemption Amount (Tax) thereof or (y) if the conditions of Condition 13(b) (Special Election to Pay Additional Amounts in Respect of Bearer Notes) are satisfied, pay the additional amounts specified in such Condition.

Notwithstanding the preceding paragraph, the Issuer shall not be required to redeem the Affected Securities or pay the additional amounts specified in Condition 13(b) (Special Election to Pay Additional Amounts in Respect of Bearer Notes) if the certification, documentation, information or other reporting requirement: (1) would not be applicable to a payment made (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (2) can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a non-United States person; provided that in each case referred to in parts (1)(ii) and (2) of this paragraph payment by such custodian, nominee or agent of such beneficial owner is not otherwise subject to such requirement (other than a requirement which is imposed on a custodian, nominee, or other agent described in (4) of this sentence), (3) would not be applicable to a payment made by at least one other Paying Agent or (4) is applicable to a payment to a custodian, nominee, or other agent of the beneficial owner who is (i) a United States person, (ii) a controlled foreign corporation for United States tax purposes, (iii) a foreign person 50 per cent or more of whose gross income for the three-year period ending with the close of its taxable year preceding the year of payment is effectively connected with a United States trade or business, (iv) a foreign partnership if, at any time during its tax year, one or more of its partners are United States persons who in the aggregate hold more than 50 per cent of the income or capital interest in the partnership or if, at any time during its tax year, it is engaged in the conduct of a trade or business in the United States, (v) a U.S. branch of a foreign bank or a foreign insurance company for United States tax purposes (a person described in (ii), (iii), (iv) or (v), hereinafter a “U.S. Controlled Person”) or (vi) otherwise related to the United States.

The Issuer shall make such determination and election to either redeem or pay additional amounts as soon as practicable and publish prompt notice thereof (the “Determination Notice”), stating the effective date of such certification, documentation, information or other reporting requirement, whether the Issuer elects to redeem the Affected Securities or to pay the additional amounts specified in Condition 13(b) (Special Election to Pay Additional Amounts in Respect of Bearer Notes) and (if applicable) the last date by which the redemption of the Affected Securities must take place. Prior to the publication of any Determination Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee and the Principal Paying Agent a certificate stating that the Issuer is obligated to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Issuer to redeem the Affected Securities or to pay the additional amounts specified in Condition 13(b) (Special Election to Pay Additional Amounts in Respect of Bearer Notes) have occurred, and an opinion of independent legal counsel of recognised standing to the effect that such conditions have occurred.

(d)
Redemption at the option of the Issuer: If the Call Option is specified in the relevant Final Terms as being applicable, the Notes may be redeemed at the option of the Issuer in whole or, if so specified in the relevant Final Terms, in part on any Optional Redemption Date (Call) at the relevant Optional Redemption Amount (Call) on the Issuer’s giving not less than 30 nor more than 60 days’ notice to the Noteholders and having notified the Trustee prior to the provision of such Notice (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes or, as the case may be, the Notes specified in such notice on the relevant Optional Redemption Date (Call) at the Optional Redemption Amount (Call) plus accrued interest (if any) to such date).

(e)
Partial redemption: If the Notes are to be redeemed in part only on any date in accordance with Condition 10(d) (Redemption at the option of the Issuer), the Notes to be redeemed shall be selected by the drawing of lots in such place as the Trustee approves and in such manner as the Trustee considers appropriate, subject to compliance with applicable law, the rules of each competent authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation and the notice to Noteholders referred to in Condition 10(d) (Redemption at the option of the Issuer) shall specify the serial numbers of the Notes so to be redeemed. If any Maximum Redemption Amount or Minimum Redemption Amount is specified in the relevant Final Terms, then the Optional Redemption Amount (Call) shall in no event be greater than the maximum or be less than the minimum so specified.

(f)
Redemption at the option of Noteholders: If the Put Option is specified in the relevant Final Terms as being applicable, the Issuer shall, at the option of the Holder of any Note redeem such Note on the Optional Redemption Date (Put) specified in the relevant Put Option Notice at the relevant Optional Redemption Amount (Put) together with interest (if any) accrued to such date. In order to exercise the option contained in this Condition 10(f), the Holder of a Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put), deposit with any Paying Agent such Note together with all unmatured Coupons relating thereto and a duly completed Put Option Notice in the form obtainable from any Paying Agent. The Paying Agent with which a Note is so deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 10(f), may be withdrawn; provided, however, that if, prior to the relevant Optional Redemption Date (Put), any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Optional Redemption Date (Put), payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 10(f), the depositor of such Note and not such Paying Agent shall be deemed to be the Holder of such Note for all purposes.

(g)	No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) to (f) above.

(h)
Early redemption of Zero Coupon Notes: Unless otherwise specified in the relevant Final Terms, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:

(i)	the Reference Price; and

(ii)
the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.

Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Final Terms for the purposes of this Condition 10 or, if none is so specified, a Day Count Fraction of 30E/360.

(i)	Purchase: The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons are purchased therewith.

(j)
Cancellation: All Notes so redeemed or purchased by the Issuer or any of its Subsidiaries and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

11.	Payments - Bearer Notes

This Condition 11 is only applicable to Bearer Notes.

(a)
Principal: Payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Bearer Notes at the Specified Office of any Paying Agent outside the United States by cheque drawn in the currency in which the payment is due on, or by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in the City of London).

(b)
Interest: Payments of interest shall, subject to paragraph (h) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying Agent outside the United States in the manner described in paragraph (a) above.

(c)
Payments in New York City: Payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the Issuer has appointed Paying Agents outside the United States with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of the interest on the Notes in the currency in which the payment is due when due, (ii) payment of the full amount of such interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law.

(d)
Payments subject to fiscal laws: All payments in respect of the Bearer Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 13 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e)
Deductions for unmatured Coupons: If the relevant Final Terms specifies that the Fixed Rate Note Provisions are applicable and a Bearer Note is presented without all unmatured Coupons relating thereto:

(i)
if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;

(ii)	if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:
(A)
so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the “Relevant Coupons”) being equal to the amount of principal due for payment; provided, however, that where this sub-paragraph would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and

(B)	a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment. Each sum of principal so deducted shall be paid in the manner provided in paragraph (i) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons.

(f)
Unmatured Coupons void: If the relevant Final Terms specifies that this Condition 11(f) is applicable or that the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are applicable, on the due date for final redemption of any Note or early redemption in whole of such Note pursuant to Condition 10(b) (Redemption for tax reasons), Condition 10(f) (Redemption at the option of Noteholders), Condition 10(d) (Redemption at the option of the Issuer) or Condition 14 (Events of Default), all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

(g)
Payments on business days: If the due date for payment of any amount in respect of any Bearer Note or Coupon is not a Payment Business Day in the place of presentation, the Holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

(h)
Payments other than in respect of matured Coupons: Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Bearer Notes at the Specified Office of any Paying Agent outside the United States (or in New York City if permitted by paragraph 11(c) above).

(i)
Partial payments: If a Paying Agent makes a partial payment in respect of any Bearer Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

(j)
Exchange of Talons: On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a Coupon Sheet relating to the Bearer Notes, the Talon forming part of such Coupon Sheet may be exchanged at the Specified Office of the Principal Paying Agent for a further Coupon Sheet (including, if appropriate, a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to Condition 16 (Prescription). Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note shall become void and no Coupon will be delivered in respect of such Talon.

12.	Payments — Registered Notes

This Condition 12 is only applicable to Registered Notes.

(a)
Principal: Payments of principal shall be made by cheque drawn in the currency in which the payment is due drawn on, or, upon application by a Holder of a Registered Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in the City of London) and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(b)
Interest: Payments of interest shall be made by cheque drawn in the currency in which the payment is due drawn on, or, upon application by a Holder of a Registered Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in the City of London) and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(c)
Payments subject to fiscal laws: All payments in respect of the Registered Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 13 (Taxation). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(d)
Payments on business days: Where payment is to be made by transfer to an account, payment instructions (for value the due date, or, if the due date is not Payment Business Day, for value the next succeeding Payment Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Registered Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a Payment Business Day or (B) a cheque mailed in accordance with this Condition 12(d) arriving after the due date for payment or being lost in the mail.

(e)
Partial payments: If a Paying Agent makes a partial payment in respect of any Registered Note, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(f)
Record date: Each payment in respect of a Registered Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar’s Specified Office on the fifteenth day before the due date for such payment (the “Record Date”). Where payment in respect of a Registered Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

13.	Taxation

(a)
Payment of additional amounts: The Issuer will, subject to the exceptions and limitations set forth below, pay to the Holder of any Note who is a non-United States person (as defined below) such additional amounts as may be necessary to ensure that every net payment on such Note, after deduction or withholding by the Issuer or any Paying Agent for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount provided in such Note to be then due and payable. However, the Issuer will not pay additional amounts if the beneficial owner is a United States person or is subject to taxation solely for reasons other than its ownership of the Note, nor will it pay additional amounts for or on account of:

(i)
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the existence of any present or former connection (other than the mere fact of being a beneficial owner of a Note) between the beneficial owner (or between a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) of a Note and the United States, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

(ii)
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) (1) being or having been present in, or engaged in a trade or business in, the United States, (2) being treated as having been present in, or engaged in a trade or business in, the United States, or (3) having or having had a permanent establishment in the United States;

(iii)
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) being or having been with respect to the United States a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organisation, or being a corporation that accumulates earnings to avoid United States federal income tax;

(iv)
any tax, assessment or other governmental charge imposed on a beneficial owner that actually or constructively owns 10% or more of the total combined voting power of all of the Issuer’s classes of stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

(v)
any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the beneficial owner for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(vi)	any tax, assessment or other governmental charge that is payable by any method other than withholding or deduction by the Issuer or any Paying Agent from payments in respect of such Note;

(vii)	any gift, estate, inheritance, sales, transfer, personal property or excise tax or any similar tax, assessment or other governmental charge;

(viii)
any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment in respect of any Note if such payment can be made at the option of the holder or the beneficial owner without such withholding by at least one other Paying Agent;

(ix)
any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(x)
in the case of Bearer Notes, any tax, assessment or other governmental charge imposed as a result of the failure of the beneficial owner to comply with applicable certification, information, documentation or other reporting requirement under United States federal income tax laws and regulations concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a Note, if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(xi)
in the case of Registered Notes, any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfil the statement requirements of Section 871(h) or Section 881(c) of the Code;

(xii)
any tax, assessment or other governmental charge required to be withheld or deducted pursuant to the European Union Directive on taxation of savings income adopted by the ECOFIN Council on 3 June 2003 in implementation of the conclusions of the ECOFIN Council meeting of 26-27 November 2000, or any law implementing or complying with, or introduced in order to conform to, such directive; or

(xiii)	any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii).

In addition, the Issuer will not pay an additional amount to a holder of a Note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a holder of a Note that is not the sole beneficial owner of such Note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment. The term “beneficial owner” includes any person holding a note on behalf of or for the account of a beneficial owner.

As used herein, the term “non-United States person” means a person that is not a United States person. The term “United States person” means a citizen or resident of the United States or, a corporation or partnership created or organised in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on 20 August 1996, and elected to continue its treatment as a domestic trust. “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

(b)
Special Election to Pay Additional Amounts in Respect of Bearer Notes. Notwithstanding Condition 13(a) (Payment of additional amounts), if and so long as a certification, documentation, information or other reporting requirement referred to in Condition 10(c) (Special Tax Redemption of Bearer Notes) would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect, by so stating in the Determination Notice, to have the following provisions of this Condition 13(b) apply in lieu of the provisions of Condition 10(c). In such a case, the Issuer or its Paying Agents will pay, as additional amounts, such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Issuer or any of its Paying Agents in respect of any Affected Security of which the beneficial owner is a non-United States person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (1) is the result of a certification, documentation, information or other reporting requirement which would not be applicable in the circumstances described in the second paragraph of 10(c) (Special Tax Redemption of Bearer Notes) or (2) is imposed as a result of any of the circumstances described in sub-paragraphs (i) through (v) of Condition 13(a) (Payment of additional amounts) or any combination thereof), will not be less than the amount provided in any such Affected Security to be then due and payable.

If the Issuer elects to pay such additional amounts and so long as it is obligated to pay the same, it may subsequently redeem the Affected Securities in accordance with Condition 10(c) (Special Tax Redemption of Bearer Notes).

(c)
Taxing jurisdiction: If the Issuer becomes subject at any time to any taxing jurisdiction other than the United States of America, references in these Conditions to the United States of America shall be construed as references to the United States of America and/or such other jurisdiction.

14.	Events of Default

If any of the following events occurs (and subject, in the case of the happening of any of the events mentioned in Condition 14(b) (Breach of other obligations) below, to the Trustee having certified in writing that the happening of such event is in its opinion materially prejudicial to the interests of the Noteholders):

(a)
Non-payment: the Issuer fails to pay any amount of principal in respect of the Notes on the due date for payment thereof or fails to pay any amount of interest in respect of the Notes within 30 days of the due date for payment thereof; or

(b)
Breach of other obligations: if the Issuer fails to perform or observe any of its obligations under or in respect of the Notes or the Trust Deed and such default is (i) in the opinion of the Trustee materially prejudicial to Noteholders and incapable of remedy or (ii) a default which is, in the opinion of the Trustee, materially prejudicial to Noteholders and capable of remedy but which remains unremedied for a period of 90 days after the written notice thereof has been delivered by the Trustee to the Issuer requiring the same to be remedied; or

(c)
Bankruptcy and insolvency — voluntary: the Issuer shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganisation, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the Issuer shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Issuer) of it or for all or a substantial part of its property; or the Issuer shall make a general assignment for the benefit of creditors; or the Issuer shall take any corporate action in furtherance of any of the foregoing; or

(d)
Bankruptcy and insolvency — involuntary: an involuntary case or other proceeding shall be commenced against the Issuer with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or other proceeding (A) results in the entry of an order for relief or a similar order against it or (B) shall continue unstayed and in effect for a period of 60 consecutive days; or

(e)
Analogous event: any event occurs which under the laws of the United States of America or the Commonwealth of Virginia has an analogous effect to any of the events referred to in paragraphs (c) and (d) above; or

(f)	Unlawfulness: it is or will become unlawful for the Issuer to perform or comply with its payment obligations under or in respect of all the Notes in the Series,

the Trustee at its discretion may and, if so requested in writing by holders of at least 25 per cent, in principal amount of the outstanding Notes or if so directed by an Extraordinary Resolution, shall (the Trustee having been indemnified or provided with security to its satisfaction) give written notice to the Issuer declaring the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality.

15.	Enforcement

The Trustee may at any time, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do so unless:

(a)	it has been so requested in writing by the holders of at least one quarter of the aggregate principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and

(b)	it has been indemnified or provided with security to its satisfaction.
No Noteholder may proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.
16.	Prescription

Claims for principal in respect of Bearer Notes shall become void unless the relevant Bearer Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest in respect of Bearer Notes shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date. Claims for principal and interest on redemption in respect of Registered Notes shall become void unless the relevant Note Certificates are surrendered for payment within ten years of the appropriate Relevant Date.

17.	Replacement of Notes and Coupons

If any Note, Note Certificate or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Principal Paying Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes (and, if the Notes are then admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent or Transfer Agent in any particular place, the Paying Agent or Transfer Agent having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system), subject to all applicable laws and competent authority, stock exchange and/or quotation system requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes, Note Certificates or Coupons must be surrendered before replacements will be issued.

18.	Trustee and Agents

Under the Trust Deed, the Trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to the claims of the Noteholders. In addition, the Trustee is entitled to enter into business transactions with the Issuer and any entity relating to the Issuer without accounting for any profit.

In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Trustee will have regard to the interests of the Noteholders as a class and will not be responsible for any consequence for individual holders of Notes or Coupons as a result of such holders being connected in any way with a particular territory or taxing jurisdiction.

In acting under the Agency Agreement and in connection with the Notes and the Coupons, the Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

The initial Agents and their initial Specified Offices are listed below. The initial Calculation Agent (if any) is specified in the relevant Final Terms. The Issuer reserves its right (with the prior approval of the Trustee) at any time to vary or terminate the appointment of any Agent and to appoint a successor principal paying agent or registrar or calculation agent and additional or successor paying agents; provided, however, that the Issuer shall at all times maintain:

(a)	a principal paying agent and a registrar;

(b)	a paying agent in an EU member state that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC;

(c)	if a Calculation Agent is specified in the relevant Final Terms, a Calculation Agent;

(d)
if and for so long as the Notes are admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent and/or Transfer Agent in any particular place, the Issuer shall maintain a Paying Agent and/or Transfer Agent having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 11(c) (Payments in New York City). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Trustee and to the Noteholders in accordance with Condition 21 (Notices).

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Trustee and the Noteholders.

19.	Meetings of Noteholders; Modification and Waiver

(a)
Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Trustee or the Issuer and shall be convened by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more Persons holding or representing more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more Persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more Persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)
Modification and waiver: The Trustee may, without the consent of the Noteholders or Couponholders agree to any modification of these Conditions, the Notes or the Trust Deed (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification is not materially prejudicial to the interests of Noteholders and to any modification of the Conditions, the Notes or the Trust Deed which is of a formal, minor or technical nature or is to correct a manifest error.

In addition, the Trustee may, without the consent of the Noteholders or Couponholders authorise or waive any proposed breach of the Conditions, the Notes or the Trust Deed (other than a proposed breach or breach relating to the subject of a Reserved Matter) if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.

In addition, the parties to the Agency Agreement may agree to modify any provision thereof, save the Trustee shall only agree without the consent of the Noteholders or Couponholders to such modification if, in the opinion of the Trustee, such modification is not materially prejudicial to the interests of Noteholders or is of a formal, minor or technical nature or is to correct a manifest error.

Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Noteholders as soon as practicable thereafter.

20.	Further Issues

The Issuer may from time to time, without the consent of the Trustee or the Noteholders, create and issue further notes having the same terms and conditions as the Registered Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Registered Notes.

21.	Notices

(a)
Bearer Notes: Notices to the Holders of Bearer Notes shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times), if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication (or if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Holders of Bearer Notes.

(b)
Registered Notes: Notices to the Holders of Registered Notes shall be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing.

22.	Currency Indemnity

If any sum due from the Issuer in respect of the Notes or the Coupons or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under these Conditions or such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Issuer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Notes, the Issuer shall indemnify each Noteholder, on the written demand of such Noteholder addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Principal Paying Agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Noteholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

This indemnity constitutes a separate and independent obligation of the Issuer and shall give rise to a separate and independent cause of action.

23.	Rounding

(a)
For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the relevant Final Terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), (c) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount, and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

24.	Governing Law and Jurisdiction

(a)
Governing law: The Notes and the Trust Deed and any non-contractual obligations arising out of or in connection with the Notes or the Trust Deed are governed by, and shall be construed in accordance with, English law.

(b)
English courts: The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with the Notes or the Trust Deed (including a dispute relating to the existence, validity or termination of the Notes or the Trust Deed or any non-contractual obligation arising out of or in connection with the Notes or the Trust Deed) or the consequences of their nullity.

(c)	Appropriate forum: The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(d)
Rights of the Noteholders to take proceedings outside England: Condition 24(b) (English courts) is for the benefit of the Noteholders only. As a result, nothing in this Condition 24 (Governing law and jurisdiction) prevents any Noteholder from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, Noteholders may take concurrent Proceedings in any number of jurisdictions.

SCHEDULE 2
Form of Bearer Notes
Part A
Form of Temporary Global Note
THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
PHILIP MORRIS INTERNATIONAL INC.
(incorporated with limited liability under the laws of the Commonwealth of Virginia, United States of America)
Euro Medium Term Note Programme
TEMPORARY GLOBAL NOTE
1.	INTRODUCTION

1.1	The Notes

This Temporary Global Note is issued in respect of the notes (the “Notes”) of Philip Morris International Inc. (the “Issuer”) described in the final terms (the “Final Terms”) or drawdown prospectus (“Drawdown Prospectus”), a copy of which is annexed hereto. If a Drawdown Prospectus is annexed hereto, each reference in this Temporary Global Note to “Final Terms” shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus. The Notes:

1.1.1
Trust Deed: are subject to, and have the benefit of, a trust deed dated 13 March 2009 (the “Trust Deed”) made between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee (the “Trustee”, which expression shall include all persons for the time being appointed trustee or trustees under the Trust Deed); and

1.1.3
Agency Agreement: are the subject of an issue and paying agency agreement dated 13 March 2009 (the “Agency Agreement”) made between, among others, the Issuer, HSBC Bank plc as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the

“Paying Agents”, which expression includes any additional or successor paying agents appointed from time to time in connection with the Notes) and the Trustee.

1.2	Construction

All references in this Temporary Global Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Temporary Global Note.

1.3	References to Conditions

Any reference herein to the “Conditions” is to the Terms and Conditions of the Notes set out in Schedule 1 (Terms and Conditions of the Notes) to the Trust Deed, as supplemented, amended and/or replaced by the Final Terms, and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.

2.	PROMISE TO PAY

2.1	Pay to bearer

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note, in respect of each Note represented by this Temporary Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

2.1.1
Before the Exchange Date: in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”, together with Euroclear, the international central securities depositaries or “ICSDs”) and/or any other relevant clearing system dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office of the Principal Paying Agent; or

2.1.2
Failure to exchange: in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.

2.2	NGN Principal Amount

If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall be a “New Global Note” or “NGN” and the principal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Temporary Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

2.3	CGN Principal Amount

If the Final Terms specify that the New Global Note form is not applicable, this Temporary Global Note shall be a “Classic Global Note” or “CGN” and the principal amount of Notes represented by this Temporary Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto.

3.	NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

4.	EXCHANGE

4.1	Permanent Global Note

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for a Permanent Global Note”, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the “Exchange Date”), the Issuer shall procure (in the case of first exchange) the delivery of a Permanent Global Note (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

4.1.1	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and

4.1.2
Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The principal amount of Notes represented by the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of Notes represented by the Permanent Global Note exceed the initial principal amount of Notes represented by this Temporary Global Note.

4.2	Definitive Notes; Not D Rules

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for Definitive Notes” and also specify that the D Rules are not applicable, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the “Exchange Date”), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached and in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against presentation and surrender of this Temporary Global Note to or to the order of the Principal Paying Agent.

4.3	Definitive Notes; D Rules

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for Definitive Notes” and also specifies that the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Global Note (the “Exchange Date”), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached against:

4.3.1	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and

4.3.2
Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The Definitive Notes so delivered from time to time shall be in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the aggregate principal amount of Definitive Notes so delivered exceed the initial principal amount of Notes represented by this Temporary Global Note.

5.	DELIVERY OF PERMANENT GLOBAL OR DEFINITIVE NOTES

5.1	Permanent Global Note

Whenever any interest in this Temporary Global Note is to be exchanged for an interest in a Permanent Global Note, the Issuer shall procure (in the case of first exchange) the prompt delivery (free of charge to the bearer) of such Permanent Global Note, duly authenticated, to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of Notes represented by such Permanent Global Note in accordance with its terms, in each case in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent against presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 7 days of the bearer requesting such exchange.

5.2	Definitive Notes

Whenever this Temporary Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against the surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.

6.	WRITING DOWN

On each occasion on which:
6.1
Permanent Global Note: the Permanent Global Note is delivered or the principal amount of Notes represented thereby is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or

6.2	Definitive Notes: Definitive Notes are delivered in exchange for this Temporary Global Note; or

6.3	Cancellation: Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 10(j) (Redemption and Purchase - Cancellation),
the Issuer shall procure that:

(f)
if the Final Terms specify that the New Global Note form is not applicable, (i) the principal amount of Notes represented by the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (ii) the remaining principal amount of Notes represented by this Temporary Global Note (which shall be the previous principal amount of Notes represented by this Temporary Global Note less the aggregate of the amounts referred to in (i)) are entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Temporary Global Note shall for all purposes be as most recently so entered; and

(g)	if the Final Terms specify that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.
7.	PAYMENTS

7.1	Recording of Payments

Upon any payment being made in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that:
7.1.1
CGN: if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Temporary Global Note shall be reduced by the principal amount so paid; and

7.1.2
NGN: if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Temporary Global Note shall be reduced by the principal amount so paid.

7.2	Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

8.	CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of the Notes represented by this Temporary Global Note.

9.	NOTICES

Notwithstanding Condition 21 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system or a Common Safekeeper (which expression has the meaning given in the Trust Deed), notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 21 (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system.

10.	AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.

11.	EFFECTUATION

If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.

12.	GOVERNING LAW

This Temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

PHILIP MORRIS INTERNATIONAL INC.

By:

[manual or facsimile signature] (duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of HSBC BANK PLC as principal paying agent without recourse, warranty or liability
By:

[manual signature] (duly authorised)

EFFECTUATED for and on behalf of

as common safekeeper without recourse, warranty or liability

By:

[manual signature] (duly authorised)

Schedule 11
Payments, Exchange and Cancellation of Notes

Principal amount
of Permanent
Global Note then
delivered or by
which Permanent
Global Note then
increased or
		aggregate		Remaining
		principal amount	Aggregate	principal amount
Date of payment,		of Definitive	principal amount	of this
delivery or	Amount of	Notes then	of Notes then	Temporary	Authorised
cancellation	interest then paid	delivered	cancelled	Global Note	Signature

[1]	Schedule 1 should only be completed where the Final Terms specify that the New Global Note form is not applicable.

Schedule 2
Form of Accountholder’s Certification
PHILIP MORRIS INTERNATIONAL INC.
(incorporated with limited liability under the laws of the Commonwealth of Virginia,
United States of America)
Issue of
[currency][amount]
[title of Notes] Notes due [maturity]
This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
If the Securities are of the category contemplated in Rule 903(b)(2) of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), then this is also to certify that, except as set forth below, the Securities are beneficially owned by non-U.S. person(s). As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.
As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification, it may be assumed that this certification applies as of such date.
This certification excepts and does not relate to [currency] [amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.
We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated: [                              ]
[name of account holder]
as, or as agent for,
the beneficial owner(s) of the Securities
to which this certificate relates.

By:
Authorised signatory

Schedule 3
Form of Euroclear/Clearstream, Luxembourg Certification
PHILIP MORRIS INTERNATIONAL INC.
(incorporated with limited liability under the laws of the Commonwealth of Virginia,
United States of America)
[currency][amount]
[title of Notes] Notes due [maturity]
This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, [currency] [amount] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
If the Securities are of the category contemplated in Rule 903(b)(2) of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global note issued in respect of the Securities.
We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.
We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated: [                              ]
Euroclear Bank S.A./N.V.
or
Clearstream Banking, société anonyme, Luxembourg

By:
Authorised signatory

Part B
Form of Permanent Global Note
THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
PHILIP MORRIS INTERNATIONAL INC.
(incorporated with limited liability under the laws of the Commonwealth of Virginia,
United States of America)
Euro Medium Term Note Programme
PERMANENT GLOBAL NOTE
1.	INTRODUCTION
1.1	The Notes

This Global Note is issued in respect of the notes (the “Notes”) of Philip Morris International Inc. (the “Issuer”) described in the final terms (the “Final Terms”) or drawdown prospectus (“Drawdown Prospectus”), a copy of which is annexed hereto. If a Drawdown Prospectus is annexed hereto, each reference in this Global Note to “Final Terms” shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus. The Notes:

1.1.1
Trust Deed: are subject to, and have the benefit of, a trust deed dated 13 March 2009 (the “Trust Deed”) made between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee (the “Trustee”, which expression shall include all persons for the time being appointed trustee or trustees under the Trust Deed); and

1.1.2
Agency Agreement: are the subject of an issue and paying agency agreement dated 13 March 2009 (the “Agency Agreement”) made between, among others, the Issuer, HSBC Corporate Trustee Company (UK) Limited (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any additional or successor paying agents appointed from time to time in connection with the Notes) and the Trustee.

1.2	Construction

All references in this Global Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Note.

1.3	References to Conditions

Any reference herein to the “Conditions” is to the Terms and Conditions of the Notes set out in Schedule 2 (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Final Terms, and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

2.	PROMISE TO PAY

2.1	Pay to bearer

The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

2.2	NGN Principal Amount

If the Final Terms specify that the New Global Note form is applicable, this Global Note shall be a “New Global Note” or “NGN” and the principal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

2.3	CGN Principal Amount

If the Final Terms specify that the New Global Note form is not applicable, this Global Note shall be a “Classic Global Note” or “CGN” and the principal amount of Notes represented by this Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto.

3.	NEGOTIABILITY

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

4.	EXCHANGE

This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Definitive Notes (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement at any time.

5.	DELIVERY OF DEFINITIVE NOTES

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note to the bearer of this Global Note against the surrender of this Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.

6.	WRITING DOWN

On each occasion on which:
6.1	Payment of principal: a payment of principal is made in respect of this Global Note;

6.2	Definitive Notes: Definitive Notes are delivered; or

6.3	Cancellation: Notes represented by this Global Note are to be cancelled in accordance with Condition 10(j) (Redemption and Purchase – Cancellation),
the Issuer shall procure that:
(a)
if the Final Terms specify that the New Global Note form is not applicable, (i) the amount of such payment and the aggregate principal amount of such Notes; and (ii) the remaining principal amount of Notes represented by this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and

(b)	if the Final Terms specify that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.
7.	WRITING UP

7.1	Initial Exchange

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then all references in this Global Note to the principal amount of Notes represented by this Global Note shall be construed as references to the principal amount of Notes represented by the part of the temporary global note in exchange for which this Global Note was originally issued which the Issuer shall procure:

7.1.1
CGN: if the Final Terms specify that the New Global Note form is not applicable, is entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and

7.1.2	NGN: if the Final Terms specify that the New Global Note form is applicable, is entered by the ICSDs in their records.
7.2	Subsequent Exchange

If at any subsequent time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of Notes represented by this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of Notes represented by this Global Note (which shall be the previous principal amount of Notes represented by this Global Note plus the amount of such further portion) is:

7.2.1
CGN: if the Final Terms specify that the New Global Note form is not applicable, entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so entered; and

7.2.2	NGN: if the Final Terms specify that the New Global Note form is applicable, entered by the ICSDs in their records.
8.	PAYMENTS

8.1	Recording of Payments

Upon any payment being made in respect of the Notes represented by this Global Note, the Issuer shall procure that:
8.1.1
CGN: if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and

Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Global Note shall be reduced by the principal amount so paid; and

8.1.2
NGN: if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Global Note shall be reduced by the principal amount so paid.

8.2	Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

9.	CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note.

10.	EXERCISE OF PUT OPTION

In order to exercise the option contained in Condition 10(f) (Redemption at the option of Noteholders) (the “Put Option”), the bearer of this Global Note must, within the period specified in the Conditions for the deposit of the relevant Note and Put Option Notice (as such expression is defined in the Agency Agreement), give written notice of such exercise to the Principal Paying Agent specifying the principal amount of Notes in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

11.	EXERCISE OF CALL OPTION

In connection with an exercise of the option contained in Condition 10(d) (Redemption at the option of the Issuer) in relation to some only of the Notes, this Global Note may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions but in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in principal amount at their discretion).

12.	NOTICES

Notwithstanding Condition 21 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note a temporary global note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system or a Common Safekeeper (which expression has the meaning given in the Trust Deed), notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 21 (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system.

13.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.

14.	EFFECTUATION

If the Final Terms specify that the New Global Note form is applicable, this Permanent Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.

15.	GOVERNING LAW

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

PHILIP MORRIS INTERNATIONAL INC.

By:

[manual or facsimile signature] (duly authorised)

ISSUED on the Issue Date AUTHENTICATED for and on behalf of HSBC BANK PLC as principal paying agent without recourse, warranty or liability

By:

[manual signature] (duly authorised)

EFFECTUATED for and on behalf of

By:

as common safekeeper without recourse, warranty or liability

By:

[manual signature] (duly authorised)

SCHEDULE 12
Payments, Exchanges against Temporary Global Note, Delivery of Definitive
Notes and
Cancellation of Notes

			Principal	Aggregate
Date of payment,			amount of	principal amount	Aggregate
exchange,	Amount of	Amount of	Temporary	of Definitive	principal amount	New principal
delivery or	interest then	principal then	Global Note	Notes then	of Notes then	amount of this	Authorised
cancellation	paid	paid	then exchanged	delivered	cancelled	Global Note	signature

[2]	Schedule 1 should only be completed where the Final Terms specify that the New Global Note form is not applicable.

SCHEDULE 2
Terms and Conditions of the Notes

Part C
Form of Definitive Note
[On the face of the Note:]
[currency][denomination]
THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
PHILIP MORRIS INTERNATIONAL INC.
(incorporated with limited liability under the laws of the Commonwealth of Virginia,
United States of America)
[currency][amount]
[Fixed Rate]/[Floating Rate] Notes due [maturity]
This Note is one of a series of notes (the “Notes”) of Philip Morris International Inc. (the “Issuer”) described in the final terms (the “Final Terms”) or drawdown prospectus (“Drawdown Prospectus”), a copy of the relevant particulars of which is endorsed on this Note. Any reference herein to the “Conditions” is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Final Terms or Drawdown Prospectus, and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Note.
The Issuer, for value received, promises to pay to the bearer of this Note the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms or Drawdown Prospectus), and to pay interest on this Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
This Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.
This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

PHILIP MORRIS INTERNATIONAL INC.
By:
[manual or facsimile signature]
(duly authorised)

ISSUED on the Issue Date AUTHENTICATED for and on behalf of HSBC BANK PLC as principal paying agent without recourse, warranty or liability
By:
[manual signature]
(duly authorised)

[On the reverse of the Note:]
FINAL TERMS
The following is a copy of the relevant particulars of the Final Terms or Drawdown Prospectus, as applicable.
TERMS AND CONDITIONS
[As set out in the Base Prospectus /Drawdown Prospectus (as applicable)]
[At the foot of the Terms and Conditions:]
PRINCIPAL PAYING AGENT
HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

Part D
Form of Coupon
[On the face of the Coupon:]
[For Fixed Rate Notes]
PHILIP MORRIS INTERNATIONAL INC.
[currency][amount] Fixed Rate Notes due [maturity]
Coupon for [currency][amount of interest payment] due on [interest payment date].
Such amount is payable, subject to the terms and conditions (the “Conditions”) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).
[For Floating Rate Notes]
PHILIP MORRIS INTERNATIONAL INC.
[currency][amount] Floating Rate Notes due [maturity]
This Coupon relates to a Note in the denomination of [currency] [amount].
Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].
Such amount is payable, subject to the terms and conditions (the “Conditions”) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).
The Note to which this Coupon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Coupon. In such event, this Coupon shall become void and no payment will be made in respect hereof.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Coupon:]
Principal Paying Agent: HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom.

Part E
Form of Talon
[On the face of the Talon:]
PHILIP MORRIS INTERNATIONAL INC.
[currency][amount] [Fixed Rate]/[Floating Rate] Notes due [maturity]
Talon for further Coupons.
On or after the maturity date of the final Coupon which is (or was at the time of issue) part of the Coupon Sheet to which this Talon is (or was at the time of issue) attached, this Talon may be exchanged at the specified office for the time being of the principal paying agent shown on the reverse of this Talon (or any successor principal paying agent appointed from time to time in accordance with the terms and conditions (the “Conditions”) of the Notes to which this Talon relates) for a further Coupon Sheet (including a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to the Conditions).
The Note to which this Talon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of such final Coupon. In such event, this Talon shall become void and no Coupon will be delivered in respect hereof.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[On the reverse of the Talon:]
Principal Paying Agent: HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom.

SCHEDULE 3
Form of Registered Notes
Part A
Form of Global Registered Note
ISIN:
THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
PHILIP MORRIS INTERNATIONAL INC.
(incorporated with limited liability under the laws of the Commonwealth of Virginia,
United States of America)
Euro Medium Term Note Programme
GLOBAL REGISTERED NOTE
1.	INTRODUCTION

1.1	The Notes

This Global Registered Note is issued in respect of the notes (the “Notes”) of Philip Morris International Inc. (the “Issuer”) described in the final terms (the “Final Terms”) or drawdown prospectus (“Drawdown Prospectus”), a copy of which is annexed hereto. If a Drawdown Prospectus is annexed hereto, each reference in this Global Registered Note to “Final Terms” shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus. The Notes:

1.1.1
Trust Deed: are subject to, and have the benefit of, a trust deed dated 13 March 2009 (the “Trust Deed”) made between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee (the “Trustee”, which expression shall include all persons for the time being appointed trustee or trustees under the Trust Deed); and

1.1.2
Agency Agreement: are the subject of an issue and paying agency agreement dated 13 March 2009 (the “Agency Agreement”) made between, among others, the Issuer, HSBC Bank plc as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any additional or successor paying agents appointed from time to time in connection with the Notes) and the Trustee.

1.2	Construction

All references in this Global Registered Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Registered Note.

1.3	References to Conditions

Any reference herein to the “Conditions” is to the Terms and Conditions of the Notes set out in Schedule 1 (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Final Terms, and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Registered Note.

2.	REGISTERED HOLDER

This is to certify that:
[                              ]

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of an aggregate principal amount of Notes equal to the Aggregate Nominal Amount specified in the Final Terms or (if the Aggregate Nominal Amount in respect of the Series specified in the Final Terms is different from the Aggregate Nominal Amount in respect of the Tranche specified in the Final Terms) the Aggregate Nominal Amount in respect of the Tranche specified in the Final Terms.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the Holder, in respect of each Note represented by this Global Registered Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

4.	EXCHANGE FOR INDIVIDUAL NOTE CERTIFICATES

This Global Registered Note will be exchanged in whole (but not in part) for duly authenticated and completed Individual Note Certificates (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement:

4.1	Upon notice: on the expiry of such period of notice as may be specified in the Final Terms; or

4.2	Upon demand: at any time, if so specified in the Final Terms; or

4.3	In limited circumstances: if the Final Terms specifies “in the limited circumstances described in the Global Registered Note”, then if either of the following events occurs:
4.3.1
Closure of clearing systems: Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

4.3.2	Event of Default: any of the circumstances described in Condition 14 (Events of Default) occurs.
5.	DELIVERY OF INDIVIDUAL NOTE CERTIFICATES

Whenever this Global Registered Note is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Registered Note within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Registered Note at the Specified Office of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

6.	CONDITIONS APPLY

Save as otherwise provided herein, the Holder of this Global Registered Note shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Registered Note, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Registered Note.

7.	EXERCISE OF PUT OPTION

In order to exercise the option contained in Condition 10(f) (Redemption at the option of Noteholders) (the “Put Option”), the Holder must, within the period specified in the Conditions for the deposit of the relevant Note Certificate and Put Option Notice (as such expression is defined in the Agency Agreement), give written notice of such exercise to the Principal Paying Agent specifying the principal amount of Notes in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

8.	EXERCISE OF CALL OPTION

In connection with an exercise of the option contained in Condition 10(d) (Redemption at the option of the Issuer) in relation to some only of the Notes, the Notes represented by this Global Registered Note may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions.

9.	NOTICES

Notwithstanding Condition 21 (Notices), so long as this Global Registered Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Notes represented by this Global Registered Note may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System.

10.	DETERMINATION OF ENTITLEMENT

This Global Registered Note is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Registered Note.

11.	AUTHENTICATION

This Global Registered Note shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Private Bank (C.I.) Limited, Jersey Branch as registrar.

12.	GOVERNING LAW

This Global Registered Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
AS WITNESS the [manual or facsimile] signature of a duly authorised person on behalf of the Issuer.

PHILIP MORRIS INTERNATIONAL INC.
By:
[manual or facsimile signature]
(duly authorised)

ISSUED on [issue date] AUTHENTICATED for and on behalf of HSBC PRIVATE BANK (C.I.) LIMITED, JERSEY BRANCH as registrar without recourse, warranty or liability
By:
[manual signature]
(duly authorised)

FORM OF TRANSFER
FOR VALUE RECEIVED                                         , being the registered holder of this Global Registered Note, hereby transfers to                                                                                                                                                                                                                               of                                                                                                                                                                                                                                 , [currency]                                           in principal amount of the Notes and irrevocably requests and authorises HSBC Private Bank (C.I.) Limited, Jersey Branch, in its capacity as registrar in relation to the Notes (or any successor to HSBC Private Bank (C.I.) Limited, Jersey Branch, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.
Dated:

By:
(duly authorised)

Notes
The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Registered Note.
(b)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)
The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to a Specified Denomination.

SCHEDULE 1
Terms and Conditions of the Notes

Part B
Form of Individual Note Certificate
Serial Number:
THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
PHILIP MORRIS INTERNATIONAL INC.
(incorporated with limited liability under the laws of the Commonwealth of Virginia,
United States of America)
[currency][amount]
[Fixed Rate]/[Floating Rate] Notes due [maturity]
This Note Certificate is issued in respect of a series of notes (the “Notes”) of Philip Morris International Inc. (the “Issuer”) described in the final terms (the “Final Terms”) or drawdown prospectus (“Drawdown Prospectus”), a copy of the relevant particulars of which is endorsed on this Note. Any reference herein to the “Conditions” is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Final Terms or Drawdown Prospectus, and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Note.
This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:
[currency]
(                                 [CURRENCY IN WORDS])
in aggregate principal amount of the Notes.
The Issuer, for value received, hereby promises to pay the Redemption Amount to the Holder on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms or Drawdown Prospectus, as applicable), and to pay interest on this Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.
This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Private Bank (C.I.) Limited, Jersey Branch as registrar.
This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
AS WITNESS the [manual or facsimile] signature of a duly authorised person on behalf of the Issuer.

PHILIP MORRIS INTERNATIONAL INC.
By:
[manual or facsimile signature]
(duly authorised)

ISSUED as of [issue date]
AUTHENTICATED for and on behalf of
HSBC PRIVATE BANK (C.I.) LIMITED, JERSEY BRANCH
as registrar without recourse, warranty
or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER
FOR VALUE RECEIVED                                         , being the registered holder of this Note Certificate, hereby transfers to                                                                                                                                                                                                                               of                                                                                                                                                                                                                                 [currency]                                                                                    in principal amount of the Notes and irrevocably requests and authorises HSBC Private Bank (C.I.) Limited, Jersey Branch, in its capacity as registrar in relation to the Notes (or any successor to HSBC Private Bank (C.I.) Limited, Jersey Branch, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.
Dated:

By:
(duly authorised)

Notes
The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.
(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)
The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to a Specified Denomination.

[Attached to each Note Certificate:]
[As set out in the Base Prospectus /Drawdown Prospectus (as applicable)]
[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR

HSBC Bank plc 8 Canada Square London E14 5HQ United Kingdom	HSBC Private Bank (C.I.) Limited, Jersey Branch 1 Grenville Street St Helier Jersey JE4 9PF Channel Islands
TRANSFER AGENT
HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

SCHEDULE 4
Provisions for Meetings of Noteholders
1.	DEFINITIONS

In this Trust Deed and the Conditions, the following expressions have the following meanings:

1.1	In relation to Meetings of holders of Registered Notes and/or holders of Bearer Notes:

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 8 (Chairman);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

“Relevant Fraction” means:
(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;
provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:
(i)
for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(iii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;
“Reserved Matter” means any proposal:
(a)
to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)
to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed;

(c)
to change the currency in which amounts due in respect of a Series of Notes are payable (other than any redenomination of the Notes pursuant to redenomination provisions contained in the relevant Final Terms);

(d)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition;

“Written Resolution” means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

“24 hours” means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

1.2	In relation to Meetings of holders of Bearer Notes only:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Paying Agent:
(a)
certifying that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)
the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the Deposited Notes and notification thereof by such Paying Agent to the Issuer and the Trustee; and

(b)
certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)
listing the total number and (if in definitive form) the certificate numbers of the Deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the Deposited Notes in accordance with such instructions;

“Deposited Notes” means certain specified Bearer Notes which have been deposited with a Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system, for the purposes of the issuance of a Block Voting Instruction or a Voting Certificate;

“Proxy”, in the case of Bearer Notes means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:
(a)
any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;
“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate, Proxy or the bearer of a definitive Note who produces such definitive Note at the Meeting;

“Voting Certificate” means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:
(a)
that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(iii)	the surrender of such certificate to such Paying Agent; and
(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;

1.3	In relation to any Meeting of the holders of Registered Notes:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Registrar:
(a)	certifying:
(i)
that certain specified Registered Notes (each a “Blocked Note”) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or

(ii)
that each registered holder of certain specified Registered Notes (each a “Relevant Note”) or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting; and

in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;
(b)
listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Registered Notes held by such Noteholder;

“Proxy”, in the case of Registered Notes means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:
(a)
any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Voter” means, in relation to any Meeting, (a) a Proxy or (b) (subject to paragraph 5 (Record Date) below) a Noteholder; provided, however, that (subject to paragraph 5 (Record Date) below) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

2.	ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND FORMS OF PROXY

2.1	Bearer Notes

The holder of a Bearer Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Bearer Note with such Paying Agent or arranging for such Bearer Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the Deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Bearer Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Bearer Note;

2.2	Registered Notes

The holder of a Registered Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Registered Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Registered Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Registered Note.

3.	REFERENCES TO DEPOSIT/RELEASE OR BLOCKING/RELEASE OF NOTES

3.1	Bearer Notes

Where Bearer Notes are represented by one or more Global Notes or are held in definitive form within a clearing system, references to the deposit, or release, of Bearer Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system; or

3.2	Registered Notes

Where Registered Notes are represented by one or more Global Registered Notes or are held in definitive form within a clearing system, references to the blocking, or release, of Registered Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.	VALIDITY OF BLOCK VOTING INSTRUCTIONS AND FORMS OF PROXY

4.1	Bearer Notes

A Block Voting Instruction in relation to Bearer Notes shall be valid only if it is deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

4.2	Registered Notes

Block Voting Instructions in relation to Registered Notes and Forms of Proxy shall be valid only if deposited at the specified office of the Registrar or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	IN RELATION TO REGISTERED NOTES

Record date
The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Registered Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

6.	CONVENING OF MEETING

The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

7.	NOTICE

7.1
At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents in relation to Bearer Notes, and the Registrar, in relation to Registered Notes (in each case with a copy to the Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, with a copy to the Trustee; and’

7.2	In relation to Bearer Notes

The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Bearer Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting; or

7.3	In relation to Registered Notes

The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Registered Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Noteholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

8.	CHAIRMAN

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

9.	QUORUM

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by, in the case of Bearer Notes, the Global Note(s) or, in the case of Registered Notes, the Global Registered Note(s) or a single Individual Note Certificate, in the context of Registered Notes, a Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

10.	ADJOURNMENT FOR WANT OF QUORUM

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:
10.1.1	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

10.1.2
in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(a)	the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

(b)	no Meeting may be adjourned more than once for want of a quorum.
11.	ADJOURNED MEETING

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

12.	NOTICE FOLLOWING ADJOURNMENT

Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:
12.1.1	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

12.1.2	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.
It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

13.	PARTICIPATION

The following may attend and speak at a Meeting:
13.1.1	Voters;

13.1.2	representatives of the Issuer and the Trustee;

13.1.3	the financial advisers of the Issuer and the Trustee;

13.1.4	the legal counsel to the Issuer and the Trustee and such advisers;

13.1.5	any other person approved by the Meeting or the Trustee; and

13.1.6	in relation to Registered Notes, the Registrar, or in relation to Bearer Notes, the Principal Paying Agent.
14.	SHOW OF HANDS

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

15.	POLL

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

16.	VOTES

Every Voter shall have:
16.1.1	on a show of hands, one vote; and

16.1.2	on a poll, the number of votes obtained by dividing the aggregate principal amount of the outstanding Notes represented or held by him by the unit of currency in which the Notes are denominated.
In the case of a voting tie the Chairman shall have a casting vote.

Unless the terms of any Block Voting Instruction or Form of Proxy state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

In the case of any Meeting of holders of more than one Series of Notes where not all such Series are in the same currency, the principal amount of such Notes shall for all purposes in this Schedule (whether inter alia in respect of the Meeting or any poll resulting therefrom), be the equivalent in U.S. dollars translated at the spot rate of a bank nominated by the Trustee for the sale of the relevant currency or currencies for U.S. dollars on the seventh dealing day prior to such Meeting, or in the case of a written request pursuant to paragraph 6, the date of such request. In such circumstances, on any poll each person present shall have one vote for each Unit of Notes (converted as above) which he holds.

In this paragraph, a “Unit” means the lowest denomination of the Notes as stated in the relevant Final Terms or in the case of a meeting of Noteholders of more than one Series, shall be the lowest common denominator of the lowest denomination of the Notes.

17.	VALIDITY OF VOTES BY PROXIES

17.1
Any vote by a Proxy in accordance with the relevant Block Voting Instruction in relation to either Bearer of Registered Notes or Form of Proxy in relation to Registered Notes or shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Issuer, the Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting; or

17.2
Unless revoked, any appointment of a Proxy under a Block Voting Instruction or a Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction (or, in relation to Registered Notes, a Form of Proxy) to vote at the Meeting when it is resumed.

18.	POWERS

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:
18.1.1	to approve any Reserved Matter;

18.1.2
to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

18.1.3	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;

18.1.4
to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

18.1.5	to remove any Trustee;

18.1.6	to approve the appointment of a new Trustee;

18.1.7
to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

18.1.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

18.1.9	to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

18.1.10
to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

19.	EXTRAORDINARY RESOLUTION BINDS ALL HOLDERS

An Extraordinary Resolution shall be binding upon all Noteholders and, in relation to Bearer Notes, Couponholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and, in relation to Bearer Notes, to the Paying Agents and, in relation to Registered Notes, the Registrar (with a copy to the Issuer, and the Trustee) within 14 days of the conclusion of the Meeting.

20.	MINUTES

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21.	WRITTEN RESOLUTION

A Written Resolution shall take effect as if it were an Extraordinary Resolution.
22.	FURTHER REGULATIONS

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

23.	SEVERAL SERIES

The following provisions shall apply where outstanding Notes belong to more than one Series:
23.1.1	Business which in the opinion of the Trustee affects the Notes of only one Series shall be transacted at a separate Meeting of the holders of the Notes of that Series.

23.1.2
Business which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to an actual or potential conflict of interest between the holder of Notes or one such Series and the holders of Notes of any other such Series shall be transacted either at separate Meetings of the holders of the Notes of each such Series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.

23.1.3
Business which in the opinion of the Trustee affects the Notes of more than one Series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted at separate Meetings of the holders of the Notes of each such Series.

23.1.4	The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant Series and to the holders of such Notes.

23.1.5	In this paragraph, “business” includes (without limitation) the passing or rejection of any resolution.

Execution Clauses

EXECUTED as a deed		)
by /s/ JASON BLONDELL		)
acting as attorney-in-fact		)
for and on behalf of		)
HSBC CORPORATE TRUSTEE COMPANY		)
(UK) LIMITED		)
in the presence of:	KAREN M. SHERIDAN	)

Signature of witness:	/s/ KAREN M. SHERIDAN	)

Name of witness:	KAREN M. SHERIDAN	)
	AUTHORISED SIGNATORY	)

Address:	HSBC BANK PLC,
8 CANADA SQUARE
LONDON E14 5HQ

EXECUTED as a deed		)
by PHILIP MORRIS INTERNATIONAL INC.		)
acting by /s/ MARCO KUEPFER		)
VICE PRESIDENT FINANCE AND TREASURER